EVRY

Denne protokollen er utarbeidet både på norsk og engelsk. Ved uoverensstemmelser mellom de to versjonene, skal den norske versjonen ha forrang.

PROTOKOLL FRA ORDINÆR GENERALFORSAMLING I EVRY ASA

Ordinær generalforsamling i EVRY ASA ("**Selskapet**") ble avholdt i Selskapets lokaler i Snarøyveien 30A, 1360 Fornebu, den 11. april 2019 kl 15.00.

Styremedlem Leif Teksum åpnet generalforsamlingen.

CEO Per Kristian Hove og CFO Henrik Schibler var til stede.

En liste over fremmøtte aksjonærer og fullmakter er inntatt som **Vedlegg 2** til denne protokollen. Av vedlegget fremgår også antall aksjer og prosentandel av Selskapets aksjekapital som var representert på generalforsamlingen.

Følgende saker forelå på agendaen:

1. VALG AV MØTELEDER OG ÉN PERSON TIL Å MEDSIGNERE PROTOKOLLEN

Asta Ellingsen Stenhagen ble valgt som møteleder, og Inge Steensland ble valgt til å medundertegne protokollen sammen med møteleder.

2. GODKJENNELSE AV INNKALLING OG DAGSORDEN

Innkalling og dagsorden for møtet ble godkjent.

3. GODKJENNELSE AV ÅRSREGNSKAP OG ÅRSBERETNING FOR REGNSKAPSÅRET 2018

I samsvar med styrets forslag, fattet generalforsamlingen følgende vedtak:

Selskapets årsregnskap og årsberetning for

These minutes have been prepared in both Norwegian and English. In case of variation in the content of the two, the Norwegian version shall prevail.

MINUTES FROM THE ANNUAL GENERAL MEETING OF EVRY ASA

The Annual General Meeting of EVRY ASA (the "**Company**") was held at the Company's offices in Snarøyveien 30A, 1360 Fornebu, at 15:00 CET on 11 April 2019.

Member of the Board Leif Teksum opened the General Meeting.

CEO Per Kristian Hove and CFO Henrik Schibler were present.

A list of shareholders in attendance and proxies is included as **Appendix 2** to these minutes. The appendix also states the number of shares and the percentage of the Company's share capital that were represented at the General Meeting.

The following matters were on the agenda:

1. ELECTION OF CHAIR OF THE MEETING AND ONE PERSON TO CO-SIGN THE MINUTES

Asta Ellingsen Stenhagen was appointed as chair of the meeting, and Inge Steensland was appointed to co-sign the minutes with the chair.

2. APPROVAL OF NOTICE AND AGENDA

The notice and the agenda for the meeting were approved.

3. APPROVAL OF THE ANNUAL ACCOUNTS AND ANNUAL REPORT FOR THE FINANCIAL YEAR 2018

In accordance with the proposal by the Board of Directors, the General Meeting passed the following resolution:

The Company's annual accounts and annual report for the financial year 2018 are approved.

regnskapsåret 2018 godkjennes.

4. UTDELING AV UTBYTTE

I samsvar med styrets forslag, fattet generalforsamlingen følgende vedtak:

Selskapet skal utbetale et utbytte på NOK 1,75 per aksje i Selskapet. Aksjene i Selskapet vil handles uten rett til å motta utbytte fra og med 12. april 2019, og utbetaling av utbytte vil skje 30. april 2019.

4. DISTRIBUTION OF DIVIDENDS

In accordance with the proposal by the Board of Directors, the General Meeting passed the following resolution:

The Company shall pay a dividend of NOK 1.75 per share in the Company. The shares in the Company will trade exclusive of the right to receive dividends from and including 12 April 2019, and payment of dividends will take place on 30 April 2019.

5. VURDERING AV STYRETS ERKLÆRING OM FASTSETTELSE AV LØNN OG ANNEN GODTGJØRELSE TIL ANSATTE

I samsvar med styrets forslag, fattet generalforsamlingen følgende vedtak:

Styrets erklæring om fastsettelse av lønn og annen godtgjørelse til ledende ansatte godkjennes.

5. CONSIDERATION OF THE BOARD OF DIRECTORS' STATEMENT REGARDING STIPULATION OF SALARY AND OTHER REMUNERATION TO THE EXECUTIVE MANAGEMENT

In accordance with the proposal by the Board of Directors, the General Meeting passed the following resolution:

The Board of Directors' statement regarding stipulation of salary and other remuneration to the executive management is approved.

6. BEHANDLING AV STYRETS ERKLÆRING OM EIERSTYRING OG SELSKAPSLEDELSE

Det ble gitt en redegjørelse for styrets erklæring om eierstyring og selskapsledelse.

Det ble ikke stemt over dette punkt.

6. CONSIDERATION OF THE BOARD OF DIRECTORS' STATEMENT ON CORPORATE GOVERNANCE

An account was given of the Board of Directors' statement on corporate governance.

No vote was held on this item.

7. VALG AV STYRE

I samsvar med valgkomitéens forslag, fattet generalforsamlingen følgende vedtak:

Styret skal ha følgende aksjonærvalgte medlemmer for en periode på to år:

7. ELECTION OF THE BOARD OF DIRECTORS

In accordance with the proposal by the Nomination Committee, the General Meeting passed the following resolution:

The Board of Directors shall have the following shareholder elected members for a period of two years:

Salim Nathoo, styrets leder
Kristin Krohn Devold
Rohan Haldea
Malin Persson
Louise Sondergaard
Leif Teksum

8. VALG AV VALGKOMITÉEN

I samsvar med valgkomitéens forslag, fattet generalforsamlingen følgende vedtak:

Valgkomitéen skal ha følgende sammensetning for de neste to år:

Simon Cresswell, komitéens leder
Tore Mengshoel
Maryanne Paul
Jesus Roeda

9. HONORAR TIL MEDLEMMER AV STYRET OG STYREUTVALG

I samsvar med valgkomitéens forslag, fattet generalforsamlingen følgende vedtak:

For styredeltagelsen innrømmes kompensasjon for arbeidet slik:

Basiskompensasjon

Styreleder: NOK 800 000
Aksjonærvalgte styremedlemmer: NOK 500 000
Ansatterepresentanter: NOK 288 000

Tillegg for deltagelse i styreutvalg
Revisjonsutvalget: NOK 75 000
Kompensasjonsutvalget: NOK 75 000
Strategiutvalget: NOK 75 000

Samtlige beløp gjelder fremover fra dato for generalforsamling, som kompensasjon for et helt års innsats. Innsats deler av et år betales pro-rata. Kompensasjonen deles i to utbetalinger pr år.

Salim Nathoo, Chair
Kristin Krohn Devold
Rohan Haldea
Malin Persson
Louise Sondergaard
Leif Teksum

8. ELECTION OF THE NOMINATION COMMITTEE

In accordance with the proposal by the Nomination Committee, the General Meeting passed the following resolution:

The nomination committee shall have the following Composition for the next two years:

Simon Cresswell, committee leader
Tore Mengshoel
Maryanne Paul
Jesus Roeda

9. REMUNERATION TO MEMBERS OF THE BOARD OF DIRECTORS AND SUB-COMMITTEES OF THE BOARD

In accordance with the proposal by the Nomination Committee, the General Meeting passed the following resolution:

For participation on the Board of Directors, the work is compensated as follows:

Base compensation

Chair: NOK 800,000
Shareholder elected members: NOK 500,000
Employee representatives: NOK 288,000

Additional compensation for sub-committee participation
Audit committee: NOK 75,000
Remuneration committee: NOK 75,000
Strategy committee: NOK 75,000

All amounts are applicable from the date of the general meeting and onwards, as compensation for a full year's effort. Part-year effort will be compensated pro-rata. The Compensation will be split in two payments per year.

10. HONORAR TIL MEDLEMMER AV VALGKOMITÉEN

I samsvar med valgkomitéens forslag, fattet generalforsamlingen følgende vedtak:

For deltagelse i valgkomiteen innrømmes kompensasjon for arbeidet frem til neste generalforsamling slik:

Valgkomiteens leder: NOK 6 000
Medlemmer: NOK 5 000

I tillegg dekkes utlegg for møtedeltagelse.

10. REMUNERATION TO MEMBERS OF THE NOMINATION COMMITTEE

In accordance with the proposal by the Nomination Committee, the General Meeting passed the following resolution:

For participation in the nomination committee, the work until next General Meeting is compensated as follows:

Chair of the Nomination committee: NOK 6,000
Members: NOK 5,000

In addition, out-of-pocket expenses for meetings will be reimbursed.

11. HONORAR TIL REVISOR

I samsvar med styrets forslag, fattet generalforsamlingen følgende vedtak:

Honorar til revisor for 2018 på til sammen NOK 9,3 millioner godkjennes.

11. REMUNERATION TO THE AUDITOR

In accordance with the proposal by the Board of Directors, the General Meeting passed the following resolution:

Fees to the auditor in the aggregate amount of NOK 9.3 million for 2018 are approved.

12. FULLMAKT FOR STYRET TIL Å FORHØYE AKSJEKAPITALEN I FORBINDELSE MED INVESTERINGER, GENERELLE SELSKAPSFORMÅL OG TRANSAKSJONER

I samsvar med styrets forslag, fattet generalforsamlingen følgende vedtak:

1. *Styret gis fullmakt til å øke aksjekapitalen med opp til NOK 64 891 063.*
2. *Aksjonærenes fortrinnsrett i henhold til allmennaksjeloven § 10-4 kan settes til side.*
3. *Fullmakten dekker også kapitalforhøyelser mot innskudd i annet enn kontanter og retten til å pådra særskilte forpliktelser på vegne av Selskapet, så vel som beslutninger om fusjon og fisjon, jf. allmennaksjeloven §§ 13-5 og 14-6 (2). Fullmakten kan benyttes i situasjoner som nevnt i verdipapirhandelloven § 6-17.*

12. AUTHORISATION FOR THE BOARD OF DIRECTORS TO INCREASE THE SHARE CAPITAL IN CONNECTION WITH INVESTMENTS, GENERAL CORPORATE PURPOSES AND TRANSACTIONS

In accordance with the proposal by the Board of Directors, the General Meeting passed the following resolution:

1. *The Board of Directors is authorised to increase the share capital by up to NOK 64,891,063.*
2. *The shareholders' preferential rights pursuant to section 10-4 of the Norwegian Public Limited Liability Companies Act may be set aside.*
3. *The authorisation also covers share capital increases against non-cash contributions and the right to assume special obligations on behalf of the Company, as well as resolutions*

4. *Fullmakten kan kun benyttes til å hente ytterligere kapital til fremtidige investeringer eller til generelle selskapsformål, eller til å utstede aksjer i forbindelse med oppkjøp, fusjoner, fisjoner eller andre transaksjoner.*
5. *Fullmakten er gyldig frem til ordinær generalforsamling i 2020, dog ikke lenger enn til 30. juni 2020.*

on mergers and demergers, cf. sections 13-5 and 14-6 (2) of the Norwegian Public Limited Liability Companies Act. The authorisation can be used in situations as described in the Norwegian Securities Trading Act section 6-17.

4. *The authorisation may only be used to raise additional capital for future investments or for general corporate purposes, or to issue shares in connection with acquisitions, mergers, demergers or other transactions.*
5. *The authorisation is valid until the Annual General Meeting in 2020, however no longer than until 30 June 2020.*

13. FULLMAKT FOR STYRET TIL Å FORHØYE AKSJEKAPITALEN I FORBINDELSE MED INCENTIVPROGRAMMER

I samsvar med styrets forslag, fattet generalforsamlingen følgende vedtak:

1. *Styret gis fullmakt til å øke aksjekapitalen med opp til NOK 4 375 000.*
2. *Aksjonærenes fortrinnsrett i henhold til allmennaksjeloven § 10-4 kan settes til side.*
3. *Fullmakten kan benyttes i situasjoner som nevnt i verdipapirhandelloven § 6-17.*
4. *Fullmakten kan kun benyttes til å utstede aksjer til Selskapets ansatte og/eller styremedlemmer i forbindelse med incentivprogrammer.*
5. *Fullmakten er gyldig frem til ordinær generalforsamling i 2020, dog ikke lenger enn til 30. juni 2020.*

13. AUTHORISATION FOR THE BOARD OF DIRECTORS TO INCREASE THE SHARE CAPITAL IN CONNECTION WITH INCENTIVE PROGRAMS

In accordance with the proposal by the Board of Directors, the General Meeting passed the following resolution:

1. *The Board of Directors is authorised to increase the share capital by up to NOK 4,375,000.*
2. *The shareholders' preferential rights pursuant to section 10-4 of the Norwegian Public Limited Liability Companies Act may be set aside.*
3. *The authorisation can be used in situations as described in the Norwegian Securities Trading Act section 6-17.*
4. *The authorisation may only be used to issue shares to the Company's employees and/or board members in connection with incentive programs.*
5. *The authorisation is valid until the Annual General Meeting in 2020, however no longer than until 30 June 2020.*

14. FULLMAKT FOR STYRET TIL Å ERVERVE EGNE AKSJER

I samsvar med styrets forslag, fattet generalforsamlingen følgende vedtak:

14. AUTHORISATION FOR THE BOARD OF DIRECTORS TO ACQUIRE TREASURE SHARES

In accordance with the proposal by the Board of Directors, the General Meeting passed the following resolution:

1. *Styret gis fullmakt til på vegne av Selskapet å erverve og å bli gitt sikkerhet i egne aksjer opp til en samlet pålydende verdi på NOK 64 891 063.*
2. *Kjøpesummen per aksje skal være minst NOK 1 og maksimalt NOK 100.*
3. *Fullmakten kan kun benyttes med det formål å bruke egne aksjer for investeringsformål, realisere aksjene, benytte aksjene som vederlag i forbindelse med oppkjøp, fusjoner, fisjoner eller andre transaksjoner, eller benytte aksjene til å oppfylle Selskapets forpliktelser i forbindelse med incentivprogrammer for Selskapets ansatte og/eller styremedlemmer.*
4. *Styret kan ellers fritt bestemme på hvilken måte erverv eller avhendelse av aksjer skal skje.*
5. *Fullmakten er gyldig frem til ordinær generalforsamling i 2020, dog ikke lenger enn til 30. juni 2020.*

1. *The Board of Directors is authorised to on behalf of the Company acquire and be granted security in treasury shares up to an aggregate nominal value of NOK 64,891,063.*
2. *The purchase price for each share shall be minimum NOK 1 and maximum NOK 100.*
3. *The authorisation may only be used for the purpose of using treasury shares for investment purposes, realise the shares, use the shares as consideration in connection with acquisitions, mergers, demergers or other transactions, or use the shares to fulfil the Company's obligations in connection with incentive programs for the Company's employees and/or board members.*
4. *The Board of Directors may otherwise freely determine the method of acquisition and disposal of shares.*
5. *The authorisation is valid until the Annual General Meeting in 2020, however no longer than until 30 June 2020.*

15. VEDTEKTSENDRING

I samsvar med styrets forslag, fattet generalforsamlingen følgende vedtak:

Annet avsnitt § 9 i Selskapets vedtekter endres til å ha følgende ordlyd:

"Valgkomitéen fremmer forslag til generalforsamlingen om valg av styrets leder, styremedlemmer og eventuelle varamedlemmer til styret, samt forslag om valg av medlemmer av valgkomitéen. Valgkomitéen fremmer videre forslag til generalforsamlingen om honorar til styret og valgkomitéen."

15. AMENDMENT OF THE ARTICLES OF ASSOCIATION

In accordance with the proposal by the Board of Directors, the General Meeting passed the following resolution:

The second paragraph of Section 9 of the Company's Articles of Association is amended to have the following wording:

"The Nomination Committee shall present proposals to the General Meeting regarding election of the Chair of the Board, board members and any deputy members of the Board, as well as proposals for election of members of the Nomination Committee. The Nomination Committee shall also present proposals to the General Meeting for remuneration of the Board and the Nomination Committee."

16. ENDRING AV INSTRUKS FOR VALGKOMITÉEN

I samsvar med styrets forslag, fattet generalforsamlingen følgende vedtak:

16. AMENDMENT OF THE INSTRUCTIONS FOR THE NOMINATION COMMITTEE

In accordance with the proposal by the Board of Directors, the General Meeting passed the following resolution:

Generalforsamlingen godkjenner endret instruks for valgkomitéen slik det fremgår av Vedlegg 1 til generalforsamlingsprotokollen.

***

Voteringsresultatet for det enkelte vedtak fremgår av **Vedlegg 3** til generalforsamlingsprotokollen.

Det forelå ikke ytterligere saker til behandling. Møteleder erklærte generalforsamlingen for hevet.

The General Meeting approves the amended instructions to the Nomination Committee as set out in Appendix 1 to the minutes of the General Meeting.

***

The voting result for each matter is presented in **Appendix 3** to the minutes from the General Meeting.

There were no other matters on the agenda. The chair of the meeting declared the General Meeting adjourned.

Fornebu,
11. april 2019 / 11 April 2019

Asta Ellingsen Stenhagen
Møteleder
Chair of the General Meeting

Inge Steensland
Medundertegner
Co-signatory

Totalt representert

ISIN:	NO0010019649 EVRY ASA
Generalforsamlingsdato:	11.04.2019 15.00
Dagens dato:	11.04.2019

Antall stemmeberettigede personer representert/oppmøtt : 9

	Antall aksjer	% kapital
Total aksjer	370 806 077	
- selskapets egne aksjer	1 501 744	
Totalt stemmeberettiget aksjer	369 304 333	
Representert ved egne aksjer	239 789 221	64,93 %
Representert ved forhåndsstemme	3 842	0,00 %
Sum Egne aksjer	**239 793 063**	**64,93 %**
Representert ved fullmakt	153 012	0,04 %
Representert ved stemmeinstruks	24 939 524	6,75 %
Sum fullmakter	**25 092 536**	**6,80 %**
Totalt representert stemmeberettiget	**264 885 599**	**71,73 %**
Totalt representert av AK	**264 885 599**	**71,44 %**

Kontofører for selskapet:

NORDEA BANK ABP, FILIAL NORGE

For selskapet:

EVRY ASA

Møteliste Oppmøtt EVRY ASA 11.04.2019

Refnr	Fornavn	Firma-/Etternavn	Repr. ved	Aktør	Aksje	Egne	Fullmakt	Totalt	% kapital	% repr.	% påmeldt
					Ordinær	3 842	0	3 842	0,00 %	0,00 %	0,00 %
18	Göran Lindahl	Styreleder		Fullmektig	Ordinær	0	153 012	25 092 536	6,77 %	9,47 %	9,47 %
26		LYNGEN HOLDCO S.A.R.L.	Louise Sondergaard	Aksjonær	Ordinær	201 410 067	0	201 410 067	54,32 %	76,04 %	76,04 %
34		POLYGON (PE) HOLDINGS LTD	Sean Cote	Aksjonær	Ordinær	19 444 554	0	19 444 554	5,24 %	7,34 %	7,34 %
42		FOLKETRYGDFONDET	EIVIND LOTSBERG	Aksjonær	Ordinær	18 870 507	0	18 870 507	5,09 %	7,12 %	7,12 %
1719		TEKLEI CONSULTING AS	Leif Teksum	Aksjonær	Ordinær	48 387	0	48 387	0,01 %	0,02 %	0,02 %
2790	LEIF	TEKSUM		Aksjonær	Ordinær	11 600	0	11 600	0,00 %	0,00 %	0,00 %
6247	SIGVE SANDVIK	LÆRDAL		Aksjonær	Ordinær	2 436	0	2 436	0,00 %	0,00 %	0,00 %
7864	INGE	STEENSLAND		Aksjonær	Ordinær	1 660	0	1 660	0,00 %	0,00 %	0,00 %
41160		POLYGON EUROPEAN EQUITY OPP. M. F.	Sean Cote	Aksjonær	Ordinær	10	0	10	0,00 %	0,00 %	0,00 %

Protokoll for generalforsamling EVRY ASA

ISIN:	NO0010019649 EVRY ASA
Generalforsamlingsdato:	11.04.2019 15.00
Dagens dato:	11.04.2019

Aksjeklasse	For	Mot	Avstår	Avgitte	Ikke avgitt	Stemmeberettigede representerte aksjer
Sak 1 VALG AV MØTELEDER OG ÉN PERSON TIL Å MEDSIGNERE PROTOKOLLEN						
Ordinær	264 885 599	0	0	264 885 599	0	264 885 599
% avgitte stemmer	100,00 %	0,00 %	0,00 %			
% representert AK	100,00 %	0,00 %	0,00 %	100,00 %	0,00 %	
% total AK	71,44 %	0,00 %	0,00 %	71,44 %	0,00 %	
Totalt	**264 885 599**	**0**	**0**	**264 885 599**	**0**	**264 885 599**
Sak 2 GODKJENNELSE AV INNKALLING OG DAGSORDEN						
Ordinær	264 885 599	0	0	264 885 599	0	264 885 599
% avgitte stemmer	100,00 %	0,00 %	0,00 %			
% representert AK	100,00 %	0,00 %	0,00 %	100,00 %	0,00 %	
% total AK	71,44 %	0,00 %	0,00 %	71,44 %	0,00 %	
Totalt	**264 885 599**	**0**	**0**	**264 885 599**	**0**	**264 885 599**
Sak 3 GODKJENNELSE AV ÅRSREGNSKAP OG ÅRSBERETNING FOR REGNSKAPSÅRET 2018						
Ordinær	264 885 599	0	0	264 885 599	0	264 885 599
% avgitte stemmer	100,00 %	0,00 %	0,00 %			
% representert AK	100,00 %	0,00 %	0,00 %	100,00 %	0,00 %	
% total AK	71,44 %	0,00 %	0,00 %	71,44 %	0,00 %	
Totalt	**264 885 599**	**0**	**0**	**264 885 599**	**0**	**264 885 599**
Sak 4 UTDELING AV UTBYTTE						
Ordinær	264 885 599	0	0	264 885 599	0	264 885 599
% avgitte stemmer	100,00 %	0,00 %	0,00 %			
% representert AK	100,00 %	0,00 %	0,00 %	100,00 %	0,00 %	
% total AK	71,44 %	0,00 %	0,00 %	71,44 %	0,00 %	
Totalt	**264 885 599**	**0**	**0**	**264 885 599**	**0**	**264 885 599**
Sak 5 VURDERING AV STYRETS ERKLÆRING OM FASTSETTELSE AV LØNN OG ANNEN GODTGJØRELSE TIL LEDENDE ANSATTE						
Ordinær	256 180 734	8 704 865	0	264 885 599	0	264 885 599
% avgitte stemmer	96,71 %	3,29 %	0,00 %			
% representert AK	96,71 %	3,29 %	0,00 %	100,00 %	0,00 %	
% total AK	69,09 %	2,35 %	0,00 %	71,44 %	0,00 %	
Totalt	**256 180 734**	**8 704 865**	**0**	**264 885 599**	**0**	**264 885 599**
Sak 7 VALG AV STYRE						
Ordinær	251 266 778	6 729 491	6 889 330	264 885 599	0	264 885 599
% avgitte stemmer	94,86 %	2,54 %	2,60 %			
% representert AK	94,86 %	2,54 %	2,60 %	100,00 %	0,00 %	
% total AK	67,76 %	1,82 %	1,86 %	71,44 %	0,00 %	
Totalt	**251 266 778**	**6 729 491**	**6 889 330**	**264 885 599**	**0**	**264 885 599**
Sak 8 VALG AV VALGKOMITÉEN						
Ordinær	251 266 778	6 729 491	6 889 330	264 885 599	0	264 885 599
% avgitte stemmer	94,86 %	2,54 %	2,60 %			
% representert AK	94,86 %	2,54 %	2,60 %	100,00 %	0,00 %	
% total AK	67,76 %	1,82 %	1,86 %	71,44 %	0,00 %	
Totalt	**251 266 778**	**6 729 491**	**6 889 330**	**264 885 599**	**0**	**264 885 599**
Sak 9 HONORAR TIL MEDLEMMER AV STYRET OG STYREUTVALG						
Ordinær	258 039 804	6 729 491	116 304	264 885 599	0	264 885 599
% avgitte stemmer	97,42 %	2,54 %	0,04 %			
% representert AK	97,42 %	2,54 %	0,04 %	100,00 %	0,00 %	
% total AK	69,59 %	1,82 %	0,03 %	71,44 %	0,00 %	
Totalt	**258 039 804**	**6 729 491**	**116 304**	**264 885 599**	**0**	**264 885 599**
Sak 10 HONORAR TIL MEDLEMMER AV VALGKOMITÉEN						
Ordinær	258 039 804	6 729 491	116 304	264 885 599	0	264 885 599
% avgitte stemmer	97,42 %	2,54 %	0,04 %			
% representert AK	97,42 %	2,54 %	0,04 %	100,00 %	0,00 %	
% total AK	69,59 %	1,82 %	0,03 %	71,44 %	0,00 %	
Totalt	**258 039 804**	**6 729 491**	**116 304**	**264 885 599**	**0**	**264 885 599**
Sak 11 HONORAR TIL REVISOR						
Ordinær	263 985 950	899 649	0	264 885 599	0	264 885 599
% avgitte stemmer	99,66 %	0,34 %	0,00 %			
% representert AK	99,66 %	0,34 %	0,00 %	100,00 %	0,00 %	

Aksjeklasse	For	Mot	Avstår	Avgitte	Ikke avgitt	Stemmeberettigede representerte aksjer
% total AK	71,19 %	0,24 %	0,00 %	71,44 %	0,00 %	
Totalt	**263 985 950**	**899 649**	**0**	**264 885 599**	**0**	**264 885 599**
Sak 12 FULLMAKT FOR STYRET TIL Å FORHØYE AKSJEKAPITALEN I FORBINDELSE MED INVESTERINGER, GENERELLE SELSKAPSFORMÅL OG TRANSAKSJONER						
Ordinær	255 883 857	9 001 742	0	264 885 599	0	264 885 599
% avgitte stemmer	96,60 %	3,40 %	0,00 %			
% representert AK	96,60 %	3,40 %	0,00 %	100,00 %	0,00 %	
% total AK	69,01 %	2,43 %	0,00 %	71,44 %	0,00 %	
Totalt	**255 883 857**	**9 001 742**	**0**	**264 885 599**	**0**	**264 885 599**
Sak 13 FULLMAKT FOR STYRET TIL Å FORHØYE AKSJEKAPITALEN I FORBINDELSE MED INCENTIVPROGRAMMER						
Ordinær	255 699 353	9 186 246	0	264 885 599	0	264 885 599
% avgitte stemmer	96,53 %	3,47 %	0,00 %			
% representert AK	96,53 %	3,47 %	0,00 %	100,00 %	0,00 %	
% total AK	68,96 %	2,48 %	0,00 %	71,44 %	0,00 %	
Totalt	**255 699 353**	**9 186 246**	**0**	**264 885 599**	**0**	**264 885 599**
Sak 14 FULLMAKT FOR STYRET TIL Å ERVERVE EGNE AKSJER						
Ordinær	264 866 221	0	19 378	264 885 599	0	264 885 599
% avgitte stemmer	99,99 %	0,00 %	0,01 %			
% representert AK	99,99 %	0,00 %	0,01 %	100,00 %	0,00 %	
% total AK	71,43 %	0,00 %	0,01 %	71,44 %	0,00 %	
Totalt	**264 866 221**	**0**	**19 378**	**264 885 599**	**0**	**264 885 599**
Sak 15 VEDTEKTSENDRING						
Ordinær	264 885 599	0	0	264 885 599	0	264 885 599
% avgitte stemmer	100,00 %	0,00 %	0,00 %			
% representert AK	100,00 %	0,00 %	0,00 %	100,00 %	0,00 %	
% total AK	71,44 %	0,00 %	0,00 %	71,44 %	0,00 %	
Totalt	**264 885 599**	**0**	**0**	**264 885 599**	**0**	**264 885 599**
Sak 16 ENDRING AV INSTRUKS FOR VALGKOMITÉEN						
Ordinær	264 885 599	0	0	264 885 599	0	264 885 599
% avgitte stemmer	100,00 %	0,00 %	0,00 %			
% representert AK	100,00 %	0,00 %	0,00 %	100,00 %	0,00 %	
% total AK	71,44 %	0,00 %	0,00 %	71,44 %	0,00 %	
Totalt	**264 885 599**	**0**	**0**	**264 885 599**	**0**	**264 885 599**

Kontofører for selskapet:

NORDEA BANK ABP, FILIAL NORGE

For selskapet:

EVRY ASA

Aksjeinformasjon

Navn	Totalt antall aksjer	Pålydende	Aksjekapital	Stemmerett
Ordinær	370 806 077	1,75	648 910 634,75	Ja
Sum:				

§ 5-17 Alminnelig flertallskrav
krever flertall av de avgitte stemmer

§ 5-18 Vedtektsendring
krever tilslutning fra minst to tredeler så vel av de avgitte stemmer som av den aksjekapital som er representert på generalforsamlingen

Confidential
2019-03-21

Tieto Corporation Annual General Meeting 2019-01

Date	21 March 2019, 4:00- 17:30 p.m. (EET)
Place	Headquarters of Tieto Corporation, Keilalahdentie 2-4, Espoo, Finland
Participants	516 shareholders representing 50,600,467 shares and votes were present at the meeting, in person or represented by proxy. The shareholders as well as their representatives and assistants have been specified in the list of votes adopted at the meeting.

Moreover, participants included all the members of the Board of Directors except for Jonas Synnergren, the proposed members for the Board of Directors, the President and CEO, the company's responsible auditor, representatives of the company's executive management and technical personnel.

1 Opening of the meeting

Kurt Jofs, the Chairman of the Board of Directors, opened the meeting, welcomed the shareholders and presented the company's remuneration principles. The presentation of the Chairman was attached to the minutes (Appendix 1).

2 Calling the meeting to order

Attorney-at-law Manne Airaksinen was elected as the chairman of the General Meeting and he called Deputy General Counsel Esa Hyttinen to act as the secretary.

The chairman explained the procedures for handling matters on the agenda of the meeting.

It was noted that the meeting was conducted in Finnish and translated simultaneously into English.

It was noted that the proposals of the Shareholders' Nomination Board had been made public by a stock exchange release on 23 January 2019 and the proposals of the Board of Directors had been made public by a stock exchange release on 6 February 2019. The proposals had been included in the notice of the meeting and kept available on the company's website as from 23 January 2019 and 6 February 2019. The proposals were attached to the minutes (Appendices 2 and 3).

The chairman noted that the company had received voting instructions of certain nominee registered shareholders before the meeting and that the custody banks representing these shareholders have stated that their clients support or oppose the proposals under certain agenda items, or that they abstain from taking part in

the decision making, however without presenting any counterproposal under such agenda items.

The chairman noted that unless there will be a vote, the opposing and abstaining votes will be recorded in the minutes. Further, the chairman noted that the opposing votes included in the summary lists shall be recorded in the minutes only to the extent they support a counterproposal eligible for voting.

The summary list of the voting instructions of the shareholders represented by the custody banks was attached to the minutes (Appendix 4).

3 Election of persons to scrutinize the minutes and to supervise the counting of votes

Jari Eskelinen and Mari Vanninen were elected to scrutinize the minutes of the meeting and to supervise the counting of votes, if needed.

4 Recording the legality of the meeting

It was noted that the notice of the meeting had been made public in its entirety by a stock exchange release on 6 February 2019 and published on the same date on the company's website www.tieto.com/agm. It was also noted that newspaper advertisements regarding the notice had been published in Helsingin Sanomat and Dagens Nyheter on 8 February 2019.

It was noted that the General Meeting had been legally convened in accordance with the provisions of Articles of Association and the Companies Act and therefore constituted a quorum.

Extracts of the notice of the meeting and advertisements published in the aforementioned newspapers were attached to the minutes (Appendices 5, 6 and 7).

5 Recording the attendance at the meeting and adoption of the list of votes

A list of attendees as of the beginning of the meeting and a list of votes represented at the meeting were presented, according to which 516 shareholders were present either in person, by legal representative or by proxy. It was noted that 50,600,467 shares and votes were represented at the beginning of the meeting.

The list of attendees at the beginning of the meeting and the list of votes were attached to the minutes (Appendix 8). It was noted that the list of votes will be adjusted to correspond to the attendance at the beginning of a possible vote.

It was recorded that according to the Articles of Association, no shareholder is allowed to vote with more than one fifth (1/5) of the votes represented at the meeting, i.e. with more than 10,120,091 votes based on the situation at the beginning of the meeting.

6 Presentation of the annual accounts, the report of the Board of Directors and the auditor's report for the year 2018

The Chairman of the Board of Directors Kurt Jofs reported on the activities of the Board during the financial year 2018. The President and CEO Kimmo Alkio presented a review of the company's operations in 2018, including highlights in the financial statements and report of the Board of Directors, and issues relating to the company's services and the execution of the strategy. The presentation of the Board Chairman and the President and CEO's review were attached to the minutes (Appendices 1 and 9).

The annual accounts for the period of 1 January 2018 – 31 December 2018, consisting of the income statement, balance sheet, cash flow statement, notes to the financial statements and the consolidated annual accounts as well as the report by the Board of Directors, were presented.

It was noted that the company's annual accounts had been available on the company's website since 28 February 2019, in addition to which they were available at the meeting venue. The documents were attached to the minutes (Appendix 10).

The auditor's report was presented and attached to the minutes (Appendix 11). The responsible auditor Jukka Vattulainen described the audit work and his presentation was attached to the minutes (Appendix 12).

7 Adoption of the annual accounts

The General Meeting **resolved** to adopt the annual accounts for the period 1 January 2018 – 31 December 2018.

Under this agenda item 34,048 abstaining votes of nominee registered shareholders were recorded.

8 Resolution on the use of the profit shown on the balance sheet and the payment of dividend

It was noted that the distributable funds according to the parent company's balance sheet as at 31 December 2018 were approximately EUR 625 million.

It was noted that the Board of Directors had proposed to the General Meeting that based on financial year 2018 a dividend of EUR 1.45 per share be paid. The proposal consisted an ordinary dividend of EUR 1.25 and an additional dividend of EUR 0.20. The proposal corresponds approximately to EUR 107 million in aggregate. According to the proposal, the dividend shall be paid to shareholders who on the record date of the dividend payment 25 March 2019 are recorded in the shareholders' register held by Euroclear Finland Oy or in the register held by Euroclear Sweden AB. According to the proposal, the dividend shall be paid out

as from 9 April 2019. The proposal of the Board of Directors was attached to the minutes (Appendix 3).

The General Meeting **resolved**, in accordance with the proposal of the Board of Directors, that a dividend of EUR 1.45 per share be paid from the distributable funds of the parent company. The dividend shall be paid to shareholders who on the record date of the dividend payment 25 March 2019 are recorded in the shareholders' register held by Euroclear Finland Oy or register held by Euroclear Sweden AB. The dividend shall be paid out as from 9 April 2019.

Under this agenda item 97,386 opposing votes of nominee registered shareholders were recorded.

9 Resolution on the discharge of the members of the Board of Directors and the President and CEO from liability

It was noted that the discharging from liability concerns all persons having served either as a member of the Board of Directors or as a deputy member during the financial year as well as the President and CEO.

The General Meeting **resolved** to discharge the members and deputy members of the Board of Directors and the President and CEO from liability.

Under this agenda item 35,339 opposing votes and 54,048 abstaining votes of

nominee registered shareholders were recorded.

10 Resolution on the remuneration of the members of the Board of Directors

Chairman of the Shareholders' Nomination Board Martin Oliw reported on the work of the Nomination Board and the preparation of the proposals made to the General Meeting. The report was attached to the minutes (Appendix 13).

It was recorded that the Shareholders' Nomination Board had proposed to the General Meeting that remuneration to the Board of Directors to be elected for the term of office starting at the end of this Annual General Meeting and expiring at the closing of the Annual General Meeting 2020 be paid in accordance with the proposal attached to the minutes (Appendix 2). It was recorded that the Shareholders' Nomination Board had clarified its proposal so that also to the Chairman of the Board of Directors be paid meeting fee (Appendix 2a).

The General Meeting **resolved**, in accordance with the amended proposal of the Shareholders' Nomination Board, that the following remuneration be paid for the term of office starting at the end of this General Meeting and expiring at the closing of Annual General Meeting 2020:

- Chairman of the Board EUR 98,000,
- Deputy Chairman of the Board EUR 58,000,
- ordinary members of the Board of Directors EUR 38,000,

- Chairman of Board Committee EUR 58,000 unless the same individual is also the Chairman or Deputy Chairman of the Board.

According to the amended proposal the Chairman of the Board of Directors, the Deputy Chairman of the Board of Directors and the members of the Board of Directors would also be paid a remuneration of EUR 800 for each Board meeting and for each permanent or temporary Board committee meeting.

No remuneration shall be paid to Board members who are also employees of Tieto Group.

It was noted that the Shareholders' Nomination Board is of the opinion that increasing long-term shareholding of the Board members will benefit all the shareholders. Every member of the Board of Directors is expected to over a five year period accumulate a shareholding in Tieto that exceeds his/her one-time annual remuneration.

Part of the fixed annual remuneration may be paid in Tieto Corporation's shares purchased from the market. An elected member of the Board of Directors may, at his/her discretion, choose to receive the fee from the following five alternatives:

(i) No cash, 100 percent in shares
(ii) 25 percent in cash, 75 percent in shares

(iii) 50 percent in cash, 50 percent in shares
(iv) 75 percent in cash, 25 percent in shares, or
(v) 100 percent in cash, no shares.

The shares will be purchased in accordance with an acquisition program prepared by the company. If the remuneration cannot be paid in shares due to insider regulation, termination of the Board member's term of office or other reason relating to the member of the Board, the remuneration shall be paid fully in cash.

Under this agenda item 20,000 opposing votes of nominee registered shareholders were recorded.

11 Resolution on the number of members of the Board of Directors

It was noted that, in accordance with the Articles of Association, the Board of Directors shall have at least six (6) and at most twelve (12) members.

It was noted that the Shareholders' Nomination Board had proposed to the General Meeting that the number of members of the Board of Directors shall be eight (8).

The proposal of the Shareholders' Nomination Board was attached to the minutes (Appendix 2).

The General Meeting **resolved**, in accordance with the proposal of the Shareholders' Nomination Board, to confirm that the number of the Board of Directors shall be eight (8).

It was noted that Tieto Group has made an agreement on personnel representation in the administration of the Group in accordance with the Act on Personnel Representation in the Administration of Undertakings, and that as stipulated in this agreement, the personnel shall elect two ordinary members and their personal deputies to the Board of Directors in addition to the members elected by the General Meeting.

12 Election of members of the Board of Directors and Chairman

It was noted that according to the Articles of Association the members of the Board of Directors are elected for one year at a time, and that the term of a member begins from the closing of the General Meeting at which he or she has been elected and expires at the closing of the first Annual General Meeting following the election.

It was noted that the Shareholders' Nomination Board had proposed to the Annual General Meeting that the Board of Directors be elected in accordance with the proposal attached to the minutes (Appendix 2) for a term of office commencing at the closing of this General Meeting and expiring at the closing of the next Annual General Meeting.

The General Meeting **resolved**, in accordance with the proposal of the Shareholders' Nomination Board, that the following individuals be re-elected as members of the Board of Directors for a term of office commencing at the closing of this General Meeting and expiring at the closing of the next Annual General Meeting: Kurt Jofs, Harri-Pekka Kaukonen, Timo Ahopelto, Liselotte Hägertz Engstam, Johanna Lamminen and Endre Rangnes, and that Tomas Franzén and Niko Pakalén be elected as new members.

The General Meeting **resolved** in accordance with the proposal of the Shareholders' Nomination Board to elect Kurt Jofs as the chairman of the Board of Directors.

It was **noted and recorded** that Esa Koskinen (deputy Ilpo Waljus) and Robert Spinelli (deputy Anders Palklint) are the members elected by the personnel.

Under this agenda item 116,629 abstaining votes of nominee registered shareholders were recorded.

13 Resolution on the remuneration of the auditor

Chairman of the Audit and Risk Committee of the Board of Directors Harri-Pekka Kaukonen reported on the preparation of the proposals regarding the auditors. The presentation was attached to the minutes (Appendix 14).

It was noted that the Board of Directors had proposed to the Annual General Meeting, in accordance with the recommendation of the Audit and Risk Committee, that the auditor to be elected be reimbursed according to the auditor's invoice and in compliance with the purchase principles approved by the committee. The proposal of the Board of Directors was attached to the minutes (Appendix 3).

The General Meeting **resolved** that the auditor to be elected be reimbursed according to the auditor's invoice and in compliance with the purchase principles approved by the Audit and Risk Committee.

Under this agenda item 551,195 opposing votes of nominee registered shareholders were recorded.

14 Election of the auditor

According to the Articles of Association the company has one auditor. The term of the auditor expires at the closing of the first Annual General Meeting following the election.

It was noted that the Board of Directors had proposed to the General Meeting, in accordance with the recommendation of the Audit and Risk Committee, that Deloitte Oy be elected as the auditor of the company for a term of office expiring at the end of the next Annual General Meeting. The proposal of the Board of Directors was attached to the minutes (Appendix 3). Deloitte Oy has stated that CPA Jukka Vattulainen would act as the responsible auditor.

The General Meeting **resolved**, in accordance with the proposal of the Board of Directors, that Deloitte Oy be elected as the auditor of the company for a term of office expiring at the end of the Annual General Meeting 2020.

15 Authorizing the Board of Directors to decide on the repurchase of the company's own shares

It was noted that the Board of Directors had proposed to the Annual General Meeting that the Board of Directors be authorized to decide on the repurchase of the company's own shares as follows:

- The amount of own shares to be repurchased shall not exceed 7,400,000 shares, which currently corresponds to approximately 10 % of all the shares in the company. Only the unrestricted equity of the company can be used to repurchase own shares.
- Own shares can be repurchased at a price formed in public trading on the date of the repurchase or at a price otherwise formed on the market.
- The Board of Directors decides how the share repurchase will be carried out. Own shares can be repurchased inter alia by using derivatives. The company's own shares can be repurchased otherwise than in proportion to the shareholdings of the shareholders (directed repurchase).

The authorization cancels previous unused authorizations to decide on the repurchase of the company's own shares. The authorization is effective until the next Annual General Meeting, however, no longer than until 30 April 2020.

The proposal of the Board of Directors was attached to the minutes (Appendix 3).

The General Meeting **resolved** to authorize the Board of Directors to decide on the repurchase of the company's own shares in accordance with the proposal of the Board of Directors.

Under this agenda item 51,701 abstaining votes of nominee registered shareholders were recorded.

16 Authorizing the Board of Directors to decide on the issuance of shares as well as options and other special rights entitling to shares

It was noted that the Board of Directors had proposed to the Annual General Meeting that the Board of Directors was authorized to decide on the issuance of shares as well as on the issuance of option rights and other special rights entitling to shares referred to in chapter 10 section 1 of the Companies Act in one or more tranches.

- The amount of shares to be issued based on the authorization (including shares to be issued based on the special rights) shall not exceed 7,400,000

shares, which currently corresponds to approximately 10 % of all the shares in the company. However, out of the above maximum amount of shares to be issued no more than 700,000 shares, currently corresponding to less than 1 % of all of the shares in the company, may be issued as part of the company's share-based incentive programs.

- The Board of Directors decides on the terms and conditions of the issuance of shares as well as of option rights and other special rights entitling to shares. The authorization concerns both the issuance of new shares as well as the transfer of treasury shares. The issuance of shares as well as of option rights and other special rights entitling to shares may be carried out in deviation from the shareholders' pre-emptive right (directed issue).
- The authorization cancels previous unused authorizations to decide on the issuance of shares as well as on the issuance of option rights and other special rights entitling to shares. The authorization is effective until the next Annual General Meeting, however, no longer than until 30 April 2020.

The proposal of the Board of Directors was attached to the minutes (Appendix 3).

The General Meeting **resolved** to authorize the Board of Directors to decide on the issuance of shares as well as on the issuance of option rights and other special rights entitling to shares referred to in chapter 10 section 1 of the Companies Act in accordance with the proposal of the Board of Directors.

Under this agenda item 39,478 opposing votes of nominee registered shareholders were recorded.

17 Closing of the meeting

It was recorded that all the decisions of the General Meeting had been made unanimously unless otherwise indicated in the minutes.

The chairman noted that the items on the agenda had been attended to and that the minutes of the meeting would be available on the company's website as from 4 April 2019.

The chairman announced the General Meeting closed.

Chairman of the meeting	In witness thereof
MANNE AIRAKSINEN Manne Airaksinen chairman	ESA HYTTINEN Esa Hyttinen secretary

Minutes reviewed and approved by

JARI ESKELINEN Jari Eskelinen scrutinizer	MARI VANNINEN Mari Vanninen scrutinizer

Appendices

1 Presentation of the Chairman of the Board of Directors
2 Proposals of the Shareholders' Nomination Board
2a Amended proposal of the Shareholders' Nomination Board for the remuneration of the Board of Directors
3 Proposals of the Board of Directors
4 Summary of voting instructions
5 Notice of the General Meeting as published on the company's website
6 Advertisement regarding the notice of the meeting, Helsingin Sanomat
7 Advertisement regarding the notice of the meeting, Dagens Nyheter
8 Attendance status report and list of votes
9 The President and CEO's review
10 Financial statements for 2018
11 Auditor's report
12 Responsible auditor's speech
13 Report of the Shareholders' Nomination Board
14 Speech of the Chairman of the Audit and Risk Committee of the Board of Directors

REPORT BY THE BOARD OF DIRECTORS ON THE EVENTS WITH AN ESSENTIAL EFFECT ON THE STATE OF EVRY ASA THAT HAVE OCCURRED AFTER INTERIM REPORT Q2, 1 April 2019 – 30 June 2019

Each company involved in the merger shall according to the Finnish Limited Liability Companies Act, chapter 16, section 11, sub-section 1, part 6, keep available to the shareholders at the head office or website, as well as at the General Meeting report by the board of directors on the events with an essential effect on the state of company that have occurred after the financial statements or interim report.

EVRY ASA's (the "**Company**") board states by this report, as required by the Finnish Limited Liability Companies Act, chapter 16, section 11, sub-section 1, part 6, that events with an essential effect on the state of the Company that have occurred after the interim report Q2, 1 April 2019 – 30 June 2019, published on 12 July 2019 are expressed in the interim report in question, in stock exchange releases, in the TietoEVRY merger report, published on 26 June 2019 and on the investor news.

The interim report, stock exchange releases, TietoEVRY merger report and investor news are available to the shareholders on the Company's website at https://investor.evry.com. Paper copies of the interim report, subsequent stock exchange releases, TietoEVRY merger report and investor news are available at the Extraordinary General Meeting that will resolve on the merger as an appendix to this report.

After the compilation of the Interim Report Q2, 1 April 2019 – 30 June 2019, the Company's business has been otherwise conducted to the normal extent and no events that have a material impact on the Company's position have occurred.

This document and the information contained herein are not for distribution in or into the United States of America. This document does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in the United States. Any securities referred to herein have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. There is no intention to register any securities referred to herein in the United States or to make a public offering of the securities in the United States. Any securities referred to herein may be offered or sold in the United States pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder.

This announcement is made for the securities of a foreign company. The announcement is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws of the United States, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment.

You should be aware that the issuer may purchase securities otherwise than under any transaction

REPORT BY THE BOARD OF DIRECTORS ON THE EVENTS WITH AN ESSENTIAL EFFECT ON THE STATE OF TIETO CORPORATION THAT HAVE OCCURRED AFTER INTERIM REPORT Q1, 1 January 2019 – 31 March 2019

Each company involved in the merger shall according to the Finnish Limited Liability Companies Act, chapter 16, section 11, sub-section 1, part 6, keep available to the shareholders at the head office or website, as well as at the General Meeting report by the board of directors on the events with an essential effect on the state of company that have occurred after the financial statements or interim report.

Tieto Corporation's (the "**Company**") board states by this report, as required by the Finnish Limited Liability Companies Act, chapter 16, section 11, sub-section 1, part 6, that events with an essential effect on the state of the Company that have occurred after the interim report Q1, 1 January 2019 – 31 March 2019, published on 25.4.2019 are expressed in the interim report in question, in stock exchange releases and on the investor news.

The interim report, stock exchange releases and investor news are available to the shareholders on the Company's website at https://www.tieto.com/fi/investors/. Paper copies of the interim report and subsequent stock exchange releases and investor news are available at the Extraordinary General Meeting that will resolve on the merger as an appendix to this report.

After the compilation of the Interim Report Q1, 1 January 2019 – 31 March 2019, the Company's business has been otherwise conducted to the normal extent and no events that have a material impact on the Company's position have occurred.

Espoo, 18 July 2019

This document and the information contained herein are not for distribution in or into the United States of America. This document does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in the United States. Any securities referred to herein have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. There is no intention to register any securities referred to herein in the United States or to make a public offering of the securities in the United States. Any securities referred to herein may be offered or sold in the United States pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder.

This announcement is made for the securities of a foreign company. The announcement is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws of the United States, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment.

You should be aware that the issuer may purchase securities otherwise than under any transaction referred to herein, such as in open market or privately negotiated purchases.

Statsautoriserte revisorer
Ernst & Young AS

Dronning Eufemias gate 6, NO-0191 Oslo
Postboks 1156 Sentrum, NO-0107 Oslo

Foretaksregisteret: NO 976 389 387 MVA
Tlf: +47 24 00 24 00
Fax: +47 24 00 24 01
www.ey.no
Medlemmer av Den norske revisorforening

To the Shareholders' Meeting of EVRY ASA

Report on the merger plan in EVRY ASA (the target company)

As independent experts and on instructions from the Board of Directors in EVRY ASA, we report on the merger plan dated 26 June 2019 between Tieto Oyj and EVRY ASA in accordance with the Norwegian Public Limited Liability Companies Act section 13-28, cf. section 13-10. In the merger, all assets and liabilities in EVRY ASA are transferred to Tieto Oyj. As compensation, the shareholders in EVRY ASA receive 0.12 shares in Tieto Oyj for each share in EVRY ASA, plus a cash payment of NOK 5.28 per share in EVRY ASA.

The Board of Directors' responsibility

The board in each company is responsible for the information and the valuations on which the compensation is based.

The independent experts' responsibility
Our responsibility is to prepare a report on the determination of the compensation.

The report comprises two parts. The first part states the procedures applied in the determination of the compensation to the shareholders in the target company. The other part is our statement on the compensation.

Part 1: Report on the determination of the compensation
The compensation is determined based on proposal given by the other party in the merger, discussions and negotiations between the merging parties, and evaluations in the Board of Directors for EVRY ASA. A valuation of the merging companies, based on stock exchange prices, has been made. This valuation has taken into consideration stock options and average FX-rates, and been measured towards multiples for the sector. The valuation performed by the company is based on external available information, and is supported by an external fairness opinion. Please also refer to the Board of Directors merger report for details about the compensation.

Part 2: The independent expert's report
We conducted our review and issue our statement in accordance with the Norwegian standard SA 3802-1 "The auditor's statements and reports pursuant to Norwegian company legislation". The standard requires that we plan and perform our review to obtain reasonable assurance for the fact that the compensation to the shareholders in EVRY ASA is reasonable and fairly justified. The work comprises a review of the valuation of the compensation, as based on the negotiations between the parties. We have also assessed the valuation methods applied as part of the process and the assumptions constituting the basis for the valuation.

We believe that the evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the justification for the consideration to the shareholders in EVRY ASA is reasonable and fair based on the valuation as at 18 June 2019 of the companies as described above.

Oslo, 26 June 2019

ERNST & YOUNG AS

Asbjørn Ler

Asbjørn Ler

State Authorized Public Accountant (Norway)

Deloitte.

Deloitte Oy
Porkkalankatu 24
P.O. Box 122
00181 Helsinki
Finland

Tel: +358 20 755 500
Fax: +358 20 755 501
Business ID: 0989771-5
Domicile: Helsinki
VAT Registration no:
FI09897715
www.deloitte.fi

Auditor's Statement to the Extraordinary General Meeting of Tieto Oyj (translation from the Finnish original)

We have performed a reasonable assurance engagement regarding the merger plan prepared by the Board of Directors of Tieto Oyj and EVRY ASA dated 26.06.2019. The Board of Directors of Tieto Oyj has decided to propose to the extraordinary general meeting to make a decision that EVRY ASA shall merge into Tieto Oyj through a cross-border merger by way of absorption pursuant to the provisions of Chapter 16, Sections 19-28 of the Finnish Limited Liability Companies Act. The Boards of Directors of the merging companies have prepared a merger plan with respect to the proposed merger. According to the conditions of the merger the shareholders of EVRY ASA shall receive as merger consideration 0.1200 new shares of Tieto Oyj for each share owned in EVRY ASA per each individual book-entry account. In addition to the merger consideration in shares, the shareholders of EVRY ASA shall receive as merger consideration 5.28 Norwegian krone in cash for each share owned in EVRY ASA. The proposed share exchange ratio is based on the valuation methods and the valuation results presented in the merger plan used in determining the stand-alone valuations of the companies.

Responsibility of the Board of Directors

The Boards of Directors of Tieto Oyj and EVRY ASA are responsible for the preparation of a merger plan that give a true and fair view of the basis on which the merger consideration is determined and of the distribution of the merger consideration in accordance with the Finnish Limited Liability Companies Act.

Auditor's independence and quality control

We are independent of the company in accordance with the ethical requirements that are applicable in Finland and relevant to our engagement, and we have fulfilled our other ethical responsibilities in accordance with these requirements.

The auditor applies International Standard on Quality Control (ISQC) 1 and accordingly maintains a comprehensive quality control system including documented policies and procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.

Auditor's responsibilities

Our responsibility is to issue a statement based on our work on whether the merger is conducive to compromising the repayment of the existing debts of Tieto Oyj. We conducted our reasonable assurance engagement in accordance with International Standard on Assurance Engagements (ISAE) 3000. The engagement involves performing procedures to obtain evidence on whether the merger plan gives a true

Deloitte.

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and fair view in accordance with the Finnish Limited Liability Companies Act of the basis on which the merger consideration is determined, of the distribution of the merger consideration and whether the merger is conducive to compromising the repayment of the existing debts of Tieto Oyj.

We believe that the evidence we have obtained is sufficient and appropriate to provide a basis for our statement.

Opinion

In our opinion, based on Chapter 16 Section 4 of the Finnish Limited Liability Companies act, the merger plan gives, in all material respects, a true and fair view in accordance with the Finnish Limited Liability Companies Act of the basis on which the merger consideration is determined and of the distribution of the merger consideration.

According to our understanding the merger is not conducive to compromising the repayment of the existing debts of Tieto Oyj.

Helsinki 26 June 2019

Deloitte Oy

MERGER REPORT

FROM THE BOARD OF DIRECTORS
IN
EVRY ASA

1. INTRODUCTION

The Board of Directors of EVRY ASA ("**EVRY**") and Tieto Oyj ("**Tieto**) have entered into a merger agreement and proposed a merger plan regarding a contemplated merger in which EVRY is merged into Tieto.

In connection with the proposed merger, the Board of Directors in EVRY (the "**Board**") has prepared this report on the merger in accordance with the Norwegian Public Limited Liability Companies Act (the "**Companies Act**") section 13-9.

Tieto is a company registered and domiciled in Espoo, Finland. Consequently, the proposed merger will be a cross-border merger. This report is therefore also prepared in accordance with the Companies Act section 13-27.

In the following EVRY is also referred to as the "**Company**", EVRY and Tieto collectively as the "**Companies**" and the merged company as the "**Combined Company**". Where it is referred to the Company's, the Companies' and the Combined Company's business, this includes the businesses carried out through respective subsidiaries and affiliated companies of the said companies.

2. REASON FOR THE MERGER AND ITS IMPLICATIONS FOR THE COMPANY

The merger will be completed as a cross-border merger in accordance with the Companies Act section 13-25 and in accordance with Chapter 16 of the Finnish Companies Act. Upon completion of the merger, the Company will be dissolved and deemed de-registered and delisted from Oslo Børs, and Tieto will have acquired all of the Company's assets, rights and obligations.

The Combined Company will continue to be listed on the official list of Nasdaq Helsinki and Nasdaq Stockholm, and the parties will seek to ensure that the shares in the Combined Company or depository receipts or interests representing the shares in the Combined Company, as the case may be, will be subject to an additional listing on Oslo Børs in connection with completion of the merger or as soon as possible thereafter.

The Combined Company's name will be TietoEVRY and the company will have its domicile in Espoo, Finland and headquarter functions to be distributed on the offices in Oslo, Norway, Stockholm, Sweden and Espoo, Finland.

The Combined Company's CEO will be Mr. Kimmo Alkio, Tieto's current CEO.

In the Board's opinion, there is a very good strategic, commercial and cultural fit between the Companies and a combination of the Companies' businesses will lead to greater value creation compared to the Companies operating separately.

The Combined Company will create one of the most competitive digital services and software companies in the Nordics. With combined revenue of close to EUR 3 billion and staff comprising of 24,000 professionals, the Combined Company will be well positioned to create digital advantages for Nordic enterprises and society. Based on the Companies' product and competence portfolios, there is potential to increase the competitiveness for the benefit of customers and employees – and potential to grow across businesses.

The merger is highly complementary from a geographical, offering and customer perspective. It will also create one of the largest digital services communities in the Nordics. The merger further drives scale, longer-term revenue synergies, as well as innovation through combined targeted investments.

The Combined Company is expected to benefit from:

- strong combined digital competence;
- broader offering to customers and better access to talent:
- highly complementary businesses in Norway, Finland and Sweden;
- a significant step towards becoming one of the largest digital service companies also in Sweden
- scale benefits;
- increased ability to invest and innovate;
- targeted cost synergies of around EUR 75 million per year through offshoring, efficiencies in administration and investment rationalization; and
- being more attractive for the debt and equity market.

Furthermore, employees may gain improved career opportunities under a larger corporation and the Combined Company is expected to be an attractive employer for both existing and new talent.

In general, the merger will not affect the Company's contracts with customers, suppliers, employees or other contractual parties.

Reference is made to the public announcement on the merger as well as the merger plan for further information about its rationale and details.

The merger will be completed with tax discontinuity, i.e. as a taxable merger, for Norwegian and Finnish tax purposes. This applies both for the Company, its Norwegian and Finnish tax resident shareholders and Tieto. For other foreign shareholders the tax consequences will depend on local laws and regulations.

For the Company, this means that it will be taxed as if all assets, rights and obligations had been sold to Tieto at full market value at the date of completion of the merger. It is not expected that the merger will lead to any taxes payable for the Company. This is because of the Norwegian participation exemption model, whereby all capital gains on the shares in the Company's subsidiaries will be exempt from tax, and further because the Company has a tax loss carried forward that can be used to offset any taxable gains on other assets. Any unused tax loss carried forward in the Company at the time of completion of the merger will lapse. Tax losses carried forward in the Company's subsidiaries will be continued unchanged after the merger.

The merger will for Norwegian tax resident shareholders in EVRY be taxed as a realization of the shares in EVRY on the date of completion of the merger. For Norwegian tax resident shareholders being limited liability companies and similar entities, the merger consideration will be exempt from tax pursuant to the Norwegian participation exemption model. For Norwegian tax resident shareholders being individuals, the merger will trigger a taxable gain/tax deductible loss depending

on each shareholders' cost price on his/her shares in EVRY compared to the value of the merger consideration the respective shareholder will receive.

For shareholders tax resident in other jurisdictions than Norway, the tax treatment of the merger is regulated by the respective countries' tax legislation. In some countries the merger may be seen as a taxable transaction. It has been clarified through a binding ruling from the Norwegian Tax Directorate that the merger will not trigger any Norwegian withholding tax obligations for EVRY or its foreign shareholders.

All shareholders are encouraged to consult with tax experts in their respective jurisdictions with respect to the specific tax consequences of the merger for each shareholder individually.

3. DETERMINATION OF THE MERGER CONSIDERATION

The market cap of EVRY on Oslo Børs on the last trading day before announcement of the merger was NOK 11.356 billion on a fully diluted basis (equivalent to (rounded) EUR 1,160 billion[1]).

The market cap of Tieto on Nasdaq Helsinki on the last trading day before announcement of the merger was EUR 1.904 billion on a fully diluted basis (equivalent to (rounded) NOK 18.644 billion[1]).

The merger is based on an exchange ratio between EVRY and Tieto of 41.5 : 58.5 (the "**Exchange Ratio**").

The Exchange Ratio has been determined based on the relative valuations of EVRY and Tieto and commercial negotiations between the parties. The valuations have been made by applying generally used valuation methods and been based on stand-alone valuations of the Companies and a 50/50 split between the Companies of the value of the expected synergies.

The Exchange Ratio has been supported by fairness opinions obtained by the Board of Directors of EVRY and Tieto from their respective financial advisors.

The merger consideration will partly consist of shares in Tieto (approx. 84.3% of the total merger consideration) and partly consist of cash (approx. 15.7% of the total merger consideration).

As merger consideration, and based on the Exchange Ratio, the shareholders of EVRY will receive 0.12 new shares in Tieto and NOK 5.28 in cash for each share in EVRY. EVRY's shareholders will receive approximately 37.5% ownership in the Combined Company and a total cash consideration of approximately EUR 200 million. On the date of this merger report, the number of issued and outstanding shares in EVRY is 369,304,333. The aggregate number of new shares in Tieto to be issued is therefore expected to be 44,316,520 shares.

Based on the above, and taking into account that the consideration in cash will increase the total debt in the Combined Company, the total value of the merger consideration is determined to NOK 12.432 billion (equivalent to EUR 1.269 billion[1]), of which NOK 10.482 billion is issued as merger consideration in shares in the Combined Company and NOK 1.950 billion as merger consideration in cash.

In case the number of consideration shares received by an EVRY shareholder (per each individual book-entry account) is a fractional number, the fraction will be rounded down to the nearest whole share. Fractional entitlements to new shares in Tieto will be aggregated and sold in public trading

[1] FX rate NOK/EURO 9.7938

on the Helsinki Stock Exchange or the Oslo Børs and the proceeds distributed to EVRY shareholders entitled to receive such fractional entitlements in proportion to holding of such fractional entitlements. Any costs related to the sale and distribution of fractional entitlements will be borne by Tieto.

As part of its remuneration and incentive policy, EVRY has issued certain share options and restricted stock units to key employees under the EVRY Management Incentive Program (the "**MIP II**"), the EVRY Long Term Incentive Program (the "**LTIP**") and the EVRY Short Term Incentive Program (the "**STIP**"), respectively.

Under the MIP II, 328,545 restricted stock units become vested on 21 July 2019 and will be settled prior to completion of the merger, either in cash or by transfer of 328,545 treasury shares plus a dividend compensation of NOK 3 per share from the Company to the eligible employees. If settled by use of treasury shares, the transferred shares will give full entitlement to the merger consideration. The remaining balance of treasury shares held by the Company will lapse upon completion of the merger. Upon settlement of the 328,545 restricted stock unites, MIP II is completed and no further restricted stock units or shares will be issued, transferred or settled in cash thereunder.

The non-vested and/or non-exercised options and restricted stock units under the LTIP and the STIP, which as of the date of the merger plan entitle to 3,730,365 shares in EVRY, will be continued and transformed in a value neutral way into restricted stock units on shares in the Combined Company, with equivalency in all material respects with regards to economic value, vesting conditions and other terms and conditions.

It is the Board's opinion that the Exchange Ratio and the merger consideration is fair and that the

merger is in the best interest of the Company and its shareholders. There have not been any particular difficulties in determining the Exchange Ratio or the merger consideration.

The Board's opinion is supported by the obtained fairness opinions. An expert statement will be issued by the Company's auditor EY pursuant to the Companies Act section 13-28, cf. section 13-10. Reference is made to the expert statement for further details on EY's assessments, including with respect to their view on the procedures that have been used for the purposes of determining the merger consideration and whether the merger consideration is fair and reasonably justified.

4. CONSEQUENCES OF THE MERGER FOR EMPLOYEES OF THE COMPANY

The Company has no employees. The Company's subsidiaries have a total of around 8,800 full-time employees (the "**Employees**"), of which around 2,200 are employed in Norway and 1,750 in Sweden. The subsidiaries of EVRY will not be directly affected by the merger other than being transferred to the Combined Company as new owner of the shares in the subsidiaries upon completion of the merger.

Tieto and its subsidiaries have around 15,000 full-time employees. The merger will not have any direct implications for the employees of Tieto or its subsidiaries, who will continue their employment relationships unchanged.

As the Company does not have any employees, the rules on transfer of undertaking as described in the Norwegian Working Environment Act Chapter 16 does not apply in relation to the merger. The Employees will continue their employment relationships with their current employers, on the terms and conditions according to their individual employment agreements.

As the Company will be dissolved upon completion of the merger, the current employee representation structure to the Board in the Company will not be continued.

The Companies shall in good faith, jointly agree upon the steps to be taken with respect to the process of ensuring compliance with applicable laws in relation to arranging employee participation in the Combined Company, including the Finnish Act on Employee Representation in Management of Enterprises (725/1990) and the Act on Employee Representation in Societas Europaea and European Cooperative Societies (758/2004) as referred to therein, which implement the European Parliament's and Council's directive 2005/56/EC of 26 October 2005 (subsequently consolidated in Article 133 of Directive (EU) 2017/1132). The Companies have agreed that the Board of Directors of the Combined Company shall consist of 13 members, whereof 4 shall be elected by and amongst the employees in the Combined Company.

Employee representation to the Board of Directors in EVRY's subsidiaries in Norway will continue and/or be established in accordance with Norwegian company law and corresponding regulations.

Information and/or consultation requirements, to the extent they may be applicable according to law and/or collective agreement(s), has been and will be complied with.

The merger report and the merger plan will be made available to all Employees in accordance with the Companies Act section 13-11 (2). Any written statements from the Employees will be included in the further merger process in accordance with the Companies Act section 13-11(4).

To the extent workforce reductions or other measures should be considered in the future, there will be separate discussions with the Combined Company's employees and/or their representatives in

accordance with applicable laws and regulations in each jurisdiction.

5. CONSEQUENCES OF THE MERGER FOR THE COMPANY'S CREDITORS

Tieto has obtained adequate financing commitments on a certain funds basis from recognised lenders in connection with the merger.

The Companies shall, prior to completion of the merger, jointly agree upon the steps to be taken with respect to the existing financing arrangements of the Companies, inter alia with respect to financing arrangements that will transfer to and be continued by the Combined Company and financing arrangements to be refinanced and/or repaid and cancelled. Completion of the merger is not subject to any financing condition.

Neither the subsidiaries of EVRY nor their creditors will be directly affected by the merger other than the subsidiaries being transferred to the Combined Company as new owner of the shares in the subsidiaries upon completion of the merger.

6. CONSEQUENCES OF THE MERGER FOR THE COMPANY'S SHAREHOLDERS

For EVRY's shareholders, the merger will entail that they exchange their shares in EVRY against shares in Tieto and cash as set out in section 3 above. All shares in the Combined Company will have equal shareholder rights, and each share carry one vote at the general meeting.

The shareholding rights in Tieto is subject to "*Directive 2007/36/EC of the European Parliament and of the Council of 11 July 2007 on the exercise of certain rights of shareholders in listed companies*" (the "**Shareholder Rights Directive**"), as amended.

The Shareholder Rights Directive provides for similar shareholders' rights as pursuant to the Companies Act, meaning that the shareholder rights in the Combined Company will generally not be inferior to the current shareholder rights in EVRY.

The Board wishes to emphasize the following regulations in the Shareholder Rights Directive which may be of interest with regard to execution of shareholder rights in the Combined Company: (i) the general deadline to call for a general meeting is 21 days; (ii) the shareholders may claim matters to be included in the agenda of the general meeting, provided that the matter belongs to the specific competence of the general meeting; (iii) the Combined Company may, but Tieto currently does not, allow for electronic voting in the general meeting; and (iv) a shareholder may cast its vote by use of power of attorney.

If the consideration shares in the Combined Company are delivered to the EVRY shareholders in the form of depository receipts or interests representing shares in the Combined Company (or similar arrangements), it may be the case that shareholder rights will be exercised through a power of attorney issued by the custodian bank to the holders of depositary receipts to vote on the underlying shares, or by the custodian bank exercising shareholder rights on behalf of the holders (or similar arrangements). Temporary direct registration in the shareholders' register of the Combined Company may also in certain circumstances be required.

As set out in section 2 above, the merger will be completed as a taxable merger that may trigger tax consequences for the shareholders in EVRY.

STYRET I EVRY ASA / THE BOARD OF EVRY ASA
26 June 2019

Salim Nathoo

Salim Nathoo
Chairman

Rohan Haldea

Rohan Haldea

Louise Engelbrecht Søndergaard

Louise Engelbrecht Søndergaard

Kristin Margrethe Krohn Devold

Kristin Margrethe Krohn Devold

Leif Teksum

Leif Teksum

Eva Christina Malin Persson

Eva Christina Malin Persson

Bente Riis Lennertzen

Bente Riis Lennertzen

Jenny Linnéa Lindh

Jenny Linnéa Lindh

Tommy Sander Aldrin

Tommy Sander Aldrin

Sigve Sandvik Lærdal

Sigve Sandvik Lærdal

TIETO OYJ:N HALLITUKSEN SELVITYS KOSKIEN SULAUTUMISTA

1. Johdanto

Tieto Oyj ("**Tieto**") ja EVRY ASA ("**EVRY**) ovat solmineet EVRY:n suunniteltua sulautumista Tietoon koskevan yhdistymissopimuksen ja allekirjoittaneet sulautumissuunnitelman.

Ehdotettuun sulautumiseen liittyen Tiedon hallitus on laatinut tämän selvityksen koskien sulautumista osakeyhtiölain (624/2006, muutoksineen) ("**Osakeyhtiölaki**") 16 luvun 22 pykälän mukaisesti.

EVRY on norjalainen julkinen osakeyhtiö, joka on rekisteröity Norjassa ja sen kotipaikka on Bærum, Norja. Tästä johtuen ehdotettu sulautuminen tulee olemaan rajat ylittävä sulautuminen.

Tietoon viitataan jatkossa "**Yhtiönä**" ja Tietoon ja EVRY:yn yhdessä "**Yhtiöinä**" ja sulautuneeseen yhtiöön "**Yhdistyneenä Yhtiönä**". Viitatessa Yhtiön, Yhtiöiden ja Yhdistyneen Yhtiön liiketoimintaan, tämä sisältää mainittujen yhtiöiden tytäryhtiöiden ja osakkuusyhtiöiden liiketoiminnan.

2. Sulautumisen syyt ja seuraukset Yhtiölle

Sulautuminen tullaan toteuttamaan rajat ylittävänä sulautumisena Osakeyhtiölain 16 luvun ja Norjan julkisen osakeyhtiölain 13.6.1997 No. 45. 13 luvun mukaisesti. Sulautumisen seurauksena EVRY purkautuu ja poistuu

UNOFFICIAL OFFICE TRANSLATION – IN CASE OF DISCREPANCIES, THE FINNISH VERSION SHALL PREVAIL:

MERGER REPORT FROM THE BOARD OF DIRECTORS IN TIETO OYJ

1. Introduction

The Board of Directors of Tieto Oyj ("**Tieto**") and EVRY ASA ("**EVRY**") have entered into a merger agreement and signed a merger plan regarding a contemplated merger in which EVRY is merged into Tieto.

In connection with the proposed merger, the Board of Directors in Tieto has prepared this report on the merger in accordance with Chapter 16, Section 22 of the Finnish Companies Act (624/2006, as amended) (the "**Companies Act**").

EVRY is a Norwegian Public Limited Liability Company registered and domiciled in Bærum, Norway. Consequently, the proposed merger will be a cross-border merger.

Tieto is in the following referred to as the "**Company**" and Tieto and EVRY are in the following collectively referred to as the "**Companies**" and the merged company as the "**Combined Company**". Where it is referred to the Company's, the Companies' and the Combined Company's business, this includes the business carried out through respective subsidiary and affiliated companies of the said companies.

2. Reasons for the merger and its implications for the Company

The merger will be completed as a cross-border merger in accordance with Chapter 16 of the Companies Act and in accordance with Chapter 13 of the Norwegian Public Limited Liability Companies Act of 13 June 1997 No. 45. Upon completion of the merger, EVRY will be

Oslo Børsin pörssilistalta ja Yhtiö saa kaikki EVRY:n varat, oikeudet ja velvoitteet.

Yhdistynyt Yhtiö tulee edelleen olemaan listattu Helsingin Pörssin päälistalla ja Nasdaq Stockholm Ltd:n A-listalla, ja osapuolet pyrkivät varmistamaan, että Yhdistyneen Yhtiön osakkeet tai sen talletustodistukset tai osakkeita edustavat oikeudet, tapauksesta riippuen, tullaan lisäksi listaamaan Oslo Børsiin sulautumisen täytäntöönpanon yhteydessä tai niin pian kuin mahdollista sen jälkeen.

Yhdistyneen Yhtiön nimi tulee olemaan TietoEVRY Oyj ja yhtiön kotipaikka tulee olemaan Espoossa, Suomessa ja pääkonttorin toiminnot tulevat jakautumaan Oslon (Norja), Tukholman (Ruotsi) ja Espoon (Suomi) kesken.

Yhdistyneen Yhtiön toimitusjohtajana tulee toimimaan Kimmo Alkio, Yhtiön nykyinen toimitusjohtaja.

Hallituksen mukaan Yhtiöt sopivat strategisesti, kaupallisesti ja kulttuurillisesti todella hyvin yhteen.

Yhdistynyt yhtiö tulee luomaan yhden Pohjoismaiden kilpailukykyisimmistä yrityksistä digitaalisten palveluiden ja ohjelmistoliiketoiminnan alueella. Yritysten yhteenlaskettu liikevaihto on noin 3 miljardia euroa ja Yhdistyneen Yhtiön 24 000 ammattilaista ovat tukemassa pohjoismaisten yritysten edelläkävijyyttä ja tuottamassa arvoa yhteiskunnalle digitaalisten palveluiden avulla. Osapuolten vahva ohjelmistotuote- ja osaamispääoma parantavat kilpailukykyä entisestään, mistä hyötyvät sekä asiakkaat että työntekijät. Lisäksi uudella yrityksellä on hyvät edellytykset kasvaa eri liiketoiminnoissa.

Yritykset täydentävät toisiaan niin maantieteellisesti kuin palveluiden ja asiakaskunnan suhteen. Sulautumisen seurauksena tulee syntymään yksi Pohjoismaiden suurimmista digitaalisia palveluita tarjoavista yhteisöistä. Sulautumisen odotetaan tarjoavan mittakaava- ja synergiaetuja pitkällä aikavälillä. Lisäksi yhdistämällä yritysten voimavarat investoida uusiin palveluihin ja osaamiseen luodaan aiempaakin paremmat edellytykset innovoinnille.

Yhdistyneen Yhtiön odotetaan hyötyvän:

- vahvasta digitaalisesta osaamisesta;
- laajemmasta tarjoamasta asiakkaille ja osaamisen paremmasta saatavuudesta;

dissolved and deemed liquidated and delisted from Oslo Børs, and the Company will have acquired all of EVRY's assets, rights and obligations.

The Combined Company will continue to be listed on the official list of Nasdaq Helsinki and on the A-list of Nasdaq Stockholm Ltd., and the parties will seek to ensure that the shares in the Combined Company or depository receipts or interests representing the shares in the Combined Company, as the case may be, will be subject to an additional listing on Oslo Børs in connection with the completion of the merger or as soon as possible thereafter.

The Combined Company's name will be TietoEVRY Corporation and the company will have its domicile in Espoo, Finland and headquarter functions to be distributed on the offices in Oslo, Norway, Stockholm, Sweden and Espoo, Finland.

The Combined Company's CEO will be Mr. Kimmo Alkio, the Company's current CEO.

In the Board or Director's opinion, there is a very good strategic, commercial and cultural fit between the Companies.

The Combined Company will create one of the most competitive digital services and software companies in the Nordics. With combined revenue of close to EUR 3 billion and staff comprising of 24,000 professionals, the Combined Company will be well positioned to create digital advantages for Nordic enterprises and society. Based on the Companies' product and competence portfolios, there is potential to increase the competitiveness for the benefit of customers and employees – and potential to grow across businesses.

The merger is highly complementary from a geographical, offering and customer perspective. It will also create one of the largest digital services communities in the Nordics. The merger further drives scale, longer-term revenue synergies, as well as innovation through combined targeted investments.

The Combined Company is expected to benefit from:

- strong combined digital competence;
- broader offering to customers and better access to talent;

- toisiaan hyvin täydentävistä liiketoiminnoista Norjassa, Suomessa ja Ruotsissa;
- merkittävästä askeleesta kasvussa myös yhdeksi Ruotsin suurimmista digitaalisten palveluiden tarjoajista;
- mittakaavaeduista;
- investointi- ja kehitysvalmiuden kasvusta;
- tavoitelluista 75 miljoonan euron vuosittaisista kulusynergioista toimitusta, myyntiä ja hallintoa tehostamalla ja investointien järkevöittämisellä; ja
- sen houkuttavuuden lisääntymisestä laina- ja pääomamarkkinoilla.

Lisäksi työntekijät voivat hyötyä paremmista uramahdollisuuksista isommassa yrityksessä. Yhdistyneen Yhtiön odotetaan olevan houkutteleva työnantaja sekä olemassa oleville että uusille osaajille.

Yleisesti ottaen sulautuminen ei vaikuta Yhtiön asiakassopimuksiin, toimittajiin, työntekijöihin tai muihin sopimuskumppaneihin.

Sulautumisen syiden ja yksityiskohtaisempien tietojen osalta viitataan sulautumista koskevaan julkistamistiedotteeseen sekä sulautumissuunnitelmaan.

Sulautuminen ei ole veroneutraali. Toisin sanoen sulautumista kohdellaan Norjan ja Suomen verotuksessa veronalaisena sulautumisena. Tämä koskee sekä EVRY:ä ja EVRY:n Norjassa ja Suomessa verovelvollisia osakkeenomistajia että Yhtiötä. Sulautumisen verovaikutukset muissa maissa verovelvollisiin osakkeenomistajiin ovat riippuvaisia näihin soveltuvasta paikallisesta lainsäädännöstä ja sääntelystä.

EVRY:n kannalta tämä merkitsee sitä, että sitä verotetaan siten kuin kaikki sen varat, oikeudet ja velvoitteet olisi myyty Yhtiölle täydestä markkina-arvosta täytäntöönpanopäivänä. Sulautumisen ei odoteta johtavan siihen, että EVRY:lle tulisi maksettavaksi mitään veroja. Tämä johtuu Norjassa sovellettavasta osakkeiden luovutusvoittoverovapaussäännöksestä (*participation exemption*), jonka mukaan kaikki EVRY:n tytäryhtiöiden osakkeiden luovuttamisesta syntyvät luovutusvoitot ovat verovapaita, ja siitä, että EVRY:llä on verotuksessa vahvistettuja tappioita, joilla voidaan kattaa muista

- highly complementary businesses in Norway, Finland and Sweden;
- a significant step towards becoming one of the largest digital service companies also in Sweden
- scale benefits;
- increased ability to invest and innovate;
- targeted cost synergies of around EUR 75 million per year through efficiencies in delivery, selling and administration and investment rationalization; and
- being more attractive for the debt and equity market.

Furthermore, employees may gain improved career opportunities under a larger corporation and the Combined Company is expected to be an attractive employer for both existing and new talent.

In general, the merger will not affect the Company's contracts with customers, suppliers, employees or other contractual parties.

Reference is made to the public announcement on the merger as well as the merger plan for further information about its rationale and details.

The merger will be completed with tax discontinuity, i.e. as a taxable merger, for Norwegian and Finnish tax purposes. This applies both for EVRY, EVRY's Norwegian and Finnish tax resident shareholders and the Company. For other foreign shareholders the tax consequences will depend on local laws and regulations.

For EVRY this means that it will be taxed as if all its assets, rights and obligations had been sold to the Company at full market value at the effective date. It is not expected that the merger will lead to any taxes payable for EVRY. This is because of the Norwegian participation exemption model, whereby all capital gains on the shares in EVRY's subsidiaries will be exempt from tax, and further because EVRY has a tax loss carried forward that can be used to offset any taxable gains on other assets. Any unused tax loss carried forward in EVRY at the time of completion of the merger will lapse. Tax losses carried forward in EVRY's subsidiaries will be continued unchanged after the merger.

varoista syntyneitä luovutusvoittoja. Kaikki EVRY:n sulautumisen toteuttamishetkellä käyttämättömät verotuksessa vahvistetut tappiot menetetään. EVRY:n tytäryhtiöiden verotuksessa vahvistetut tappiot säilyvät muuttumattomina sulautumisen jälkeen.

Sulautumisen seurauksena ei synny epäsuotuisia verovaikutuksia Yhtiölle, eikä se vaikuta Yhtiön Suomessa verovelvollisten osakkeenomistajien verotukseen.

Suomen verotuksessa EVRY:n katsotaan purkautuvan ja sen varojen, oikeuksien ja velvoitteiden katsotaan siirtyvän sen osakkeenomistajille, joiden katsotaan välittömästi luovuttavan ne täydestä markkina-arvosta Yhtiölle. Siten kaikkien Yhtiölle siirrettävien varojen, oikeuksien ja velvoitteiden verotuksessa poistamaton hankintameno sulautumisen jälkeen on niiden täysi markkina-arvo täytäntöönpanopäivänä.

Niiden osakkeenomistajien, jotka ovat verovelvollisia muualla kuin Norjassa tai Suomessa, verokohtelua säännellään kyseisen maan verolainsäädännön mukaisesti. Joissain valtioissa Sulautumista voidaan pitää verotettavana luovutuksena, kun taas joissain maissa verotukselliseen jatkuvuuteen perustuva verohuojennus voi olla mahdollinen.

Kaikkia osakkeenomistajia kehotetaan konsultoimaan oman maansa veroasiantuntijoita selvittääkseen Sulautumisen aiheuttamat veroseuraamukset yksittäiselle osakkeenomistajalle.

3. Sulautumisvastikkeen määrittely

Sulautuminen perustuu Yhtiön ja EVRY:n suhteellisia arvoja heijastavaan vaihtosuhteeseen 58,5:41,5 ("**Vaihtosuhde**").

Arvostukset ja vaihtosuhde on määritelty EVRY:n ja Yhtiön suhteellisten arvostusten ja osapuolten välisten kaupallisten neuvottelujen perusteella. Arvonmääritys on tehty soveltaen yleisesti käytettyjä arvostusmenetelmiä. Arvonmääritys on perustunut Yhtiöiden itsenäisiin arvostuksiin.

EVRY:n arvostuksen mukaisesti sen osakkeen arvo on 35,48 Norjan kruunua ulkona olevaa osaketta kohden, tarkoittaen 13,6%:n preemiota suhteessa viimeisen

The merger will not result in adverse tax consequences for the Company and will not have a tax impact for Finnish tax resident shareholders of the Company.

For Finnish tax purposes, EVRY is deemed to be liquidated and the assets, rights and obligations deemed to be transferred to its shareholders, which are immediately deemed to have contributed them in kind at full market value to the Company. Therefore, the tax acquisition cost of all assets, rights and obligations transferred to the Company in the merger will be the full market value of such assets, rights and obligations at the effective date.

For shareholders tax resident in other jurisdictions than Finland or Norway, the tax treatment is regulated by the respective countries' tax legislation. In some countries it may be that the merger is seen as a taxable transaction, whereby a roll-over relief may be available in other jurisdiction.

All shareholders are encouraged to consult with tax experts in their respective jurisdictions with respect to the specific tax consequences of the merger for each shareholder individually.

kolmen kuukauden kaupankäyntimäärillä painotettuun keskikurssiin 31.23 Norjan kruunua (oikaistuna osingoilla (pois lukien 1,75 Norjan kruunun osinko osingon irtoamispäivää edeltäviltä päivämääriltä)) ja 15.4% preemiota suhteessa osakkeen päätöskurssiin 17.6.2019 30,75 Norjan kruunua.

Sulautumisvastike koostuu osittain Yhtiön osakkeista (noin 84.3% koko sulautumisvastikkeesta) ja osittain rahasta (noin 15.7% koko sulautumisvastikkeesta).

Vaihtosuhteeseen perustuen EVRY:n osakkeenomistajat saavat sulautumisvastikkeena 0,12 Yhtiön uutta osaketta ja 5,28 Norjan kruunua käteisenä jokaista EVRY:n osaketta kohden. EVRY:n osakkeenomistajat tulevat saamaan noin 37,5% omistusosuuden Yhdistyneessä Yhtiössä ja käteisvastikkeena yhteensä noin 200 miljoonaa euroa. Tämän sulautumisselvityksen päivänä EVRY:n liikkeeseen laskettujen ja ulkona olevien osakkeiden määrä on 369 304 333. Yhtiön antamien uusien osakkeiden lukumäärä tulisi tämän perusteella olemaan yhteensä 44 316 519 osaketta.

Yllä olevaan perustuen ja ottaen huomioon, että käteisenä maksettava sulautumisvastike tulee lisäämään Yhdistetyn Yhtiön kokonaisvelkaa, sulautumisvastikkeen kokonaisarvon on määritelty olevan 12,432 miljardia Norjan kruunua (yhtä kuin 1,269 miljardia euroa[1]), mistä 10,482 miljardia Norjan kruunua annetaan Yhdistetyn Yhtiön osakkeina ja 1,950 miljardia Norjan kruunua käteisenä.

Mikäli EVRY:n osakkeenomistajan sulautumisvastikkeena saamien osakkeiden lukumäärä (kutakin arvo-osuustiliä kohden) on murtoluku, murto-osat pyöristetään alaspäin lähimpään kokonaiseen osakkeeseen. Murto-osaiset oikeudet Yhdistyneen Yhtiön uusiin osakkeisiin yhdistetään ja myydään julkisessa kaupankäynnissä Helsingin Pörssissä tai Oslo Børsissä, ja myyntitulot jaetaan tällaisten murto-osaisten oikeuksien omistusten mukaisessa suhteessa niille EVRY:n osakkeenomistajille, joilla on oikeus saada tällaisia murto-osaisia oikeuksia. Yhtiö vastaa murto-osaisten oikeuksien myyntiin ja jakamiseen liittyvistä kuluista.

Osana palkitsemis- ja kannustinjärjestelmäänsä EVRY on antanut tiettyjä optio-oikeuksia ja rajoitettuja osakeoikeuksia (*restricted stock units*)

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[1] Valuuttakurssi Norjan kruunua/euroa 9.7938.

[2] FX rate NOK/EUR 9.7938.

compared to the last three-month traded volume-weighted average share price of NOK 31.23 (adjusted for dividends (excluding dividend of NOK 1.75 for dates prior to ex-dividend date)) and 15.4% compared to the closing price of NOK 30.75 on 17 June 2019.

The merger consideration will partly consist of shares in the Company (approx. 84.3% of the total merger consideration) and partly consist of cash (approx. 15.7% of the total merger consideration).

As merger consideration, and based on the Exchange Ratio, the shareholders of EVRY will receive 0.12 new shares in the Company and NOK 5.28 in cash for each share in EVRY. EVRY's shareholders will receive approximately 37.5% ownership in the Combined Company and a total cash consideration of approximately EUR 200 million. On the date of this merger report, the number of issued and outstanding shares in EVRY is 369,304,333. The aggregate number of new shares in the Company to be issued would therefore on the basis of above be 44,316,519 shares.

Based on the above, and taking into account that the consideration in cash will increase the total debt in the Combined Company, the total value of the merger

avaintyöntekijöilleen osana EVRY:n johdon kannustinjärjestelmää ("**MIP II**"), EVRY:n pitkän aikavälin kannustinjärjestelmää("**LTIP**") ja EVRY:n lyhyen aikavälin kannustinjärjestelmää ("**STIP**").

MIP II:n osalta 328 545 rajoitettua osakeoikeutta erääntyy käytettäväksi 21.7.2019 ja ne tullaan suorittamaan ennen täytäntöönpanopäivää joko rahana tai EVRY:n 328 545 oman osakkeen luovuttamisella sekä kolmen (3) Norjan kruunun osakekohtaisella osinkokorvauksella EVRY:ltä siihen oikeutetuille työntekijöille. Mikäli osakeoikeudet toteutetaan luovuttamalla osakkeita, luovutetut osakkeet tuottavat täyden oikeuden sulautumisvastikkeeseen. EVRY:n tämän jälkeen jäljellä olevat omat osakkeet mitätöityvät Sulautumisen täytäntöönpanon myötä. Näiden 328 545 rajoitetun osakeoikeuden toteuttamisen myötä MIP II on toteutettu, eikä sen piirissä tämän jälkeen anneta enää rajoitettuja osakeoikeuksia tai osakkeita taikka makseta rahakorvauksia.

EVRY:n jäljellä olevat erääntymättömät ja/tai käyttämättömät optio-oikeudet ja rajoitetut osakeoikeudet, jotka kuuluvat LTIP:een ja STIP:een ja jotka sulautumissuunnitelman päivämääränä oikeuttavat *3 730 365 EVRY:n osakkeeseen, tulevat jatkumaan ja* tullaan muuntamaan arvoneutraalilla tavalla rajoitetuiksi Yhdistyneen Yhtiön osakeoikeuksiksi tai kannustinosakkeiksi, jotka ovat kaikilta olennaisilta osiltaan vastaavia taloudellisen arvon, määräytymisehtojen sekä muiden ehtojen osalta.

Hallituksen käsityksen mukaan vaihtosuhde on kohtuullinen ja Yhtiön ja sen osakkeenomistajien etujen mukainen. Vaihtosuhteen tai sulautumisvastikkeen määrittelyssä ei ole ollut erityisiä vaikeuksia.

Vaihtosuhdetta tukevat Yhtiön ja EVRY:n hallitusten kunkin omilta taloudellisilta neuvonantajiltaan saamat fairness opinion –lausunnot.

Hallituksen kantaa tukee Yhtiön tilintarkastajan, Deloitten, antama Osakeyhtiölain 16 luvun 23 pykälän mukainen asiantuntijalausunto. Deloitten arvioiden tarkempien yksityiskohtien osalta viitataan asiantuntijalausuntoon, mukaan lukien heidän näkemyksensä menettelyistä, joita on käytetty sulautumisvastikkeen määrittelyyn ja siitä, onko sulautumisvastike kohtuullinen ja oikeutettu.

Incentive Program (the "MIP II"), the EVRY Long Term Incentive Program (the "LTIP") and the EVRY Short Term Incentive Program (the "STIP"), respectively.

Under the MIP II, 328,545 restricted stock units become vested on 21 July 2019 and will be settled prior to completion of the merger, either in cash or by transfer of 328,545 treasury shares plus a dividend compensation of NOK 3 per share from EVRY to the eligible employees. If settled by use of treasury shares, the transferred shares will give full entitlement to the merger consideration. The remaining balance of treasury shares held by EVRY will lapse upon completion of the merger. Upon settlement of the 328,545 restricted stock unites, MIP II is completed and no further restricted stock units or shares will be issued, transferred or settled in cash thereunder.

The non-vested and/or non-exercised options and restricted stock units under the LTIP and the STIP, which as of the date of the merger plan entitle to 3,730,365 shares in EVRY, will be continued and transformed in a value neutral way into restricted stock units on shares in the Combined Company, with equivalency in all material respects with regards to economic value, vesting conditions and other terms and conditions.

It is the Board of Directors opinion that the Exchange Ratio is fair and that the merger is in the best interest of the Company and its shareholders. There have not been any particular difficulties in determining the Exchange Ratio or the merger consideration.

The Exchange Ratio has been supported by fairness opinions obtained by the Board of Directors of the Company and EVRY from their respective financial advisors.

The Board of Directors' opinion is supported by the expert statement issued by the Company' auditor Deloitte pursuant to Chapter 16 Section 23 of the Companies Act. Reference is made to the expert statement for further details on Deloitte's assessments, including with respect to their view on the procedures that have been used for the purposes of determining the merger consideration and whether the merger consideration is fair and reasonably justified.

4. Sulautumisen vaikutukset Yhtiön työntekijöihin

EVRY:llä ei ole suoria työntekijöitä. EVRY:n tytäryhtiöillä on yhteensä noin 8800 kokoaikaista työntekijää, joista 2200 työskentelee Norjassa ja 1750 Ruotsissa. Sulautuminen ei vaikuta suoraan EVRY:n tytäryhtiöihin muuten kuin että ne siirretään Yhdistyneelle Yhtiölle ja siitä tulee sulautumisen täytäntöönpanon myötä tytäryhtiöiden osakkeiden uusi omistaja.

Yhtiöllä ja sen tytäryhtiöillä on noin 15 000 kokoaikaista työntekijää ("**Työntekijät**"). Minkään EVRY:n, Yhtiön taikka niiden tytäryhtiöiden tai osakkuusyhtiöiden työntekijöiden, lukuun ottamatta EVRY:n toimitusjohtajaa, työ- tai palvelussopimus ei pääty transaktion takia, eikä kyseisille työntekijöille aiheudu mitään oikeudellisia vaikutuksia Sulautumisen seurauksena.

Yhtiöiden tulee vilpittömässä mielessä sopia yhdessä toteutettavista toimenpiteistä koskien menettelyitä, jolla varmistetaan sovellettavien lakien noudattaminen työntekijöiden osallistumisen järjestämisessä Yhdistyneessä Yhtiössä, mukaan lukien laki henkilöstön edustuksesta yritysten hallinnossa (725/1990) ja siinä viitatun lain henkilöstöedustuksesta eurooppayhtiössä ja eurooppaosuuskunnassa (758/2004), joilla implementoitiin Euroopan parlamentin ja neuvoston direktiivi 2005/56/EC 26.10.2005 (myöhemmin yhdistetty EU direktiivin 2017/1132 artiklaan 133). Yhtiöt ovat sopineet, että neljä (4) Yhdistyneen Yhtiön hallituksen jäsentä valitaan Yhdistyneen Yhtiön henkilöstön joukosta ja heidän toimestaan.

Tiedonanto- ja/tai kuulemisvaatimuksia, sikäli kuin niitä sovelletaan lain ja/tai työehtosopimusten perusteella on noudatettu ja tullaan noudattamaan.

Selvitys sulautumisesta ja sulautumissuunnitelma saatetaan kaikkien Työntekijöiden saataville Osakeyhtiölain 16 luvun 22 pykälän 4 momentin mukaisesti.

Mikäli tulevaisuudessa harkitaan työvoiman vähennyksiä tai muita toimia, niistä tullaan järjestämään erillisiä keskusteluja ja/tai työntekijöiden kuulemisia Yhdistyneen Yhtiön työntekijöiden ja/tai heidän

4. Consequences of the merger for employees of the Company

EVRY has no direct employees. EVRY's subsidiaries have a total of around 8,800 full-time employees, of which around 2,200 are employed in Norway and 1,750 in Sweden. The subsidiaries of EVRY will not be directly affected by the merger other than being transferred to the Combined Company as new owner of the shares in the subsidiaries upon completion of the merger.

The Company and its subsidiaries have around 15,000 full-time employees ("**Employees**"). Other than the CEO in EVRY, no employment or service contracts concluded with the employees of the Company and EVRY or their subsidiaries or affiliated companies, shall terminate due to the transaction and there will be no legal consequences for said employees as a result of the merger.

The Companies shall in good faith, jointly agree upon the steps to be taken with respect to the process of ensuring compliance with applicable laws in relation to

arranging employee participation in the Combined Company, including the Finnish Act on Employee Representation in Management of Enterprises (725/1990) and the Act on Employee Representation in Societas Europaea and European Cooperative Societies (758/2004) as referred to therein, which implement the European Parliament's and Council's directive 2005/56/EC of 26 October 2005 (subsequently consolidated in Article 133 of Directive (EU) 2017/1132). The Companies have agreed that four (4) members of the Board of Directors of the Combined Company shall be nominated by and amongst the employees in the Combined Company.

Information and/or consultation requirements, to the extent they may be applicable according to law and/or collective agreement(s), has been and will be complied with.

The merger report and the merger plan will be made available to all Employees in accordance with Chapter 16 Section 22 Subsection 4 of the Companies Act.

To the extent workforce reductions or other measures should be considered in the future, there will be separate discussions and/or employee consultations

edustajiensa kanssa soveltuvien lakien ja säännösten mukaisesti kussakin maassa.

with the Combined Company's employees and/or their representatives in accordance with applicable laws and regulations in each jurisdiction.

5. Sulautumisen seuraukset Yhtiön velkojille

Yhtiön ulkoisen rahoituksen pääasialliset lähteet muodostuvat tällä hetkellä sitovasta ja käyttämättömästä 150 miljoonan euron luottolimiitistä, kuuden vuoden 100 miljoonan euron joukkovelkakirjalaista, joka on tarkoitus maksaa takaisin vuonna 2024 ja sitomattomasta ja 31. maaliskuuta 2019 käyttämättä olevasta 250 miljoonan euron yritystodistusohjelmasta, 50 miljoonan euron myyntisaamisista, tietyistä tilinylitysmahdollisuuksista ja 85 miljoonan euron rahoitusjärjestelystä Euroopan investointipankin kanssa.

Yhtiö on saanut kahdelta suurelta pohjoismaiselta pankilta Nordealta ja SEB:lta sitoumuksen sulautumista varten tarvittavan rahoituksen myöntämisestä. Yhdistymisen yhteydessä järjestettävä uusi rahoitus koostuu 300 miljoonan euron bridge-lainasta sekä 400 miljoonan euron määräaikaislainasta, jotka molemmat ovat nostettavissa sulautumisen täytäntöönpanopäivästä lukien. Bridge-laina erääntyy maksettavaksi 12 kuukauden kuluttua lainasopimuksen

allekirjoittamisesta, mutta sisältää kuuden (6) kuukauden jatko-option. Määräaikaislainan laina-aika on viisi (5) vuotta lainasopimuksen allekirjoittamisesta. Lainasopimus sisältää myös 250 miljoonan euron luottolimiitin, jonka laina-aika on niin ikään viisi (5) vuotta lainasopimuksen allekirjoittamisesta, ja joka on myös Nordean ja SEB:n järjestämä.

Uudet lainajärjestelyt on tarkoitettu käytettäviksi EVRY:n nykyisen korollisen velan uudelleenrahoittamiseen, rahoittamaan EVRY:n osakkeenomistajille käteisenä maksettava sulautumisvastike ja sulautumiseen liittyvien transaktiokustannusten maksamiseen. Sulautuminen ja uusi rahoitus lisäävät lyhytaikaisesti jonkin verran Yhtiön velkaantuneisuutta nettovelan ja EBITDA:n suhteella arvioituna johtuen tarpeesta jälleenrahoittaa EVRY:n

5. Consequences of the merger for creditors in the Company

The main sources of the Company's external financing currently consist of a committed and unused EUR 150 million revolving credit facility, a six-year bond of EUR 100 million which is scheduled to be repaid in 2024, an uncommitted and, as at 31 March 2019, undrawn EUR 250 million commercial paper programme, a EUR 50 million sale of receivables facility, certain overdraft facilities, and a EUR 85 million financing arrangement with the European Investment Bank.

The Company has obtained a commitment for financing of the merger from two leading Nordic banks, Nordea and SEB. The new financing arranged in connection with the combination consists of a EUR 300 million Bridge Loan Facility and a EUR 400 million Term Loan Facility, each available from the completion date of the merger. The Bridge Loan Facility has a maturity date falling twelve (12) months after the signing of the facilities agreement, but includes an extension option of six (6) months. The maturity of the Term Loan Facility is 5 years from the signing of the facilities agreement. The facilities agreement also includes a EUR 250 million Revolving Credit Facility with a maturity of 5 years, likewise underwritten by Nordea and SEB.

The new term facilities are intended to be used towards refinancing EVRY's material existing interest-bearing debt, financing the cash consideration to be paid to the shareholders of EVRY as merger consideration and payment of relevant transaction costs. Short-term, the merger and the new financing will marginally increase the indebtedness of the Company on a net debt to EBITDA basis due to the need to refinance EVRY's existing indebtedness and financing the cash consideration to be paid to the shareholders of EVRY as merger consideration. However, as the majority of the merger consideration will consist of new shares in the Company issued to EVRY's shareholders, the new debt taken for the

nykyinen velkarahoitus ja rahoittaa EVRY:n osakkeenomistajille rahana maksettava sulautumisvastike. Koska suurin osa sulautumisvastikkeesta muodostuu kuitenkin Yhtiön uusista osakkeista, jotka annetaan EVRY:n osakkeenomistajille, sulautumisvastikkeen rahoittamiseksi otettu uusi velkarahoitus ei merkittävästi lisää Yhtiön velkaantuneisuutta.

Uusi rahoitus tulee olemaan vakuudeton eikä yksikään Yhtiön konserniyhtiöistä ole velvoitettu antamaan vakuutta tai antamaan takausta velkojille uuden rahoituksen yhteydessä. Näin ollen sulautuminen tai uusi rahoitus ei vaikuta Yhtiön olemassa olevien velkojien velkojen maksun etuoikeuteen.

Uusi rahoitus on saatu kilpailukykyisin ehdoin ja se maksetaan takaisin takaisinmaksusuunnitelman mukaisesti, josta on sovittu uusien rahoituspalvelujen tarjoajien kanssa ottaen huomioon Yhdistetystä Yhtiöstä saadut tulot. Yhtiö ei ole kokenut vaikeuksia saada rahoitusta sulautumista varten tai Yhdistetylle Yhtiölle. Yleisesti ottaen Yhdistetyn Yhtiön kasvaneen koon, ylläpidetyn kohtuullisen riskiprofiilin ja vahvistetun pääoma- ja tulopohjan pitäisi antaa mahdollisuuksia yhdistetyn Yhtiön rahoitusmahdollisuuksien kasvuun ja alhaisiin lainakustannuksiin.

Sulautumisen seurauksena Yhtiölle siirtyneet EVRY:n velat ja muut velvoitteet eivät ylitä sulautumisen seurauksena saatujen varojen ja liikearvon arvoa. Näin ollen hallitus on sitä mieltä, että sulautuminen ei haittaa Yhtiön ulkoisen rahoituksen takaisinmaksua, siltä osin kuin sitä ei uudelleen rahoiteta uudella rahoituksella, tai Yhtiön maksamatta olevien muiden maksujen maksamista sen toimittajille ja muille velkojille.

Hallituksen lausuntoa tukee Osakeyhtiölain 16 luvun 23 pykälän mukainen yhtiön tilintarkastajan Deloitten antama asiantuntijalausunto. Deloitten arvioiden tarkempien yksityiskohtien osalta koskien sitä, ettei sulautuminen ole omiaan vaarantamaan Yhtiön velkojen takaisinmaksua, viitataan asiantuntijalausuntoon.

purposes of financing the merger consideration will not substantially increase the Company's indebtedness.

The new financing will be unsecured and none of the Company's group companies will be required to provide any security or issue any guarantee in favour of the creditors under the new financing. Thus, the merger or the new financing will not affect the priority of payment of the Company's existing creditors.

The new financing has been obtained on competitive terms and will be repaid in accordance with a repayment plan, which has been agreed with the new financing providers, taking into account the income generated from the Combined Company. The Company has not experienced any difficulties in obtaining financing for the merger or the Combined Company. In general, the increased size, maintained moderate risk profile and strengthened capital and income base of the Combined Company should give potential for increased financing options and low cost of debt of the Combined Company.

The existing indebtedness and other obligations of EVRY transferred to the Company as a result of the merger will not exceed the value of assets and goodwill received as a result of the merger. Hence, it is the Board of Directors opinion that the merger will not be conducive to compromising the repayment of the Company's external financing, to the extent not refinanced under the new financing, or any of the Company's outstanding payments to its suppliers or any of its other creditors.

The Board of Directors' opinion is supported by the expert statement issued by the Company's auditor Deloitte pursuant to Chapter 16 Section 23 of the Companies Act. Reference is made to the expert statement for further details on Deloitte's assessments that the merger will not be conducive to compromising the repayment of the Company's debts.

6. Sulautumisen seuraukset Yhtiön osakkeenomistajille

Seurauksena siitä, että Yhtiö antaa ja tarjoaa uusia osakkeita EVRY:n osakkeenomistajille osana sulautumisvastiketta, sulautuminen tarkoittaa Yhtiön olemassa olevien osakkeenomistajien omistuksen laimentumista. Nykyisille osakkeenomistajille tulee jäämään pienempi omistusosuus Yhdistyneessä Yhtiössä kuin mitä heillä on tällä hetkellä Yhtiössä.

Osakkeisiin liittyvät oikeudet pysyvät muuttumattomina. Yhtiön kaikilla osakkeilla on jatkossakin yhtäläinen osakkeenomistajien oikeus osinkoihin ja muihin varojenjakoihin, ja jokaisella osakkeella on yksi ääni yhtiökokouksessa.

Yhtiön osakkeenomistajien oikeuksiin sovelletaan Euroopan parlamentin ja Euroopan neuvoston direktiiviä 2007/36/EC 11.7.2007 tiettyjen osakkeenomistajien oikeuksien käyttämisestä pörssiyhtiöissä, muutoksineen ("**Osakkeenomistajien oikeudet direktiivi**").

Uuden Osakkeenomistajien oikeudet direktiivin **mukaiset osakkeenomistajien oikeudet**

Euroopan unionin toinen Osakkeenomistajien oikeudet direktiivi ((EU) 2017/828, "SHRD II") implementoitiin Suomessa 10.6.2019. SHRD II:n uudet säännökset muuttavat muun muassa Osakeyhtiölakia ja arvopaperimarkkinalakia ja ne koskevat julkisesti listattuja yhtiöitä, institutionaalisia sijoittajia, varainhoitajia ja valtakirjaneuvonantajia. Lisäksi hallinnointikoodia tullaan myös muuttamaan vuoden 2019 aikana. SHRD II:n tavoitteena on vahvistaa osakkeenomistajien asemaa päätettäessä lähipiiritransaktioista ja johtajien palkkioista sekä kannustaa tiedonkulkuun sekä lisätä pörssiyhtiön ja sen osakkeenomistajien välistä läpinäkyvyyttä. SHRD II:n ydin muodostuu sellaisista teemoista kuin johtajien palkitseminen, lähipiiritransaktiot, osakkeenomistajien tunnistaminen ja tieto- ja läpinäkyvyysvaatimusten välittyminen institutionaalisille sijoittajille, varainhoitajille ja valtakirjaneuvonantajille. SHRD II:n uusi sääntely täytyy ottaa huomioon ja muutoksiin täytyy valmistautua 10.6.2019 lähtien. Uudet vaatimukset tulevat kuitenkin voimaan asteittain vuosien 2019 ja 2020 aikana.

6. Consequences of the merger for shareholders in the Company

For the shareholders in the Company, the merger will entail that, as a result of the Company issuing and offering new shares to shareholders in EVRY as part of the merger consideration, the Company's existing shareholders' ownership will be diluted, and they will hold a smaller proportionate ownership in the Combined Company than they currently hold in the Company.

Rights attaching to shares shall remain unchanged. All shares in the Company shall continue to have equal shareholder rights to dividends and other distributions of funds, and each share shall carry one vote at the general meeting.

As set out in section 2 above, the merger will be completed as a taxable merger that may trigger tax consequences for the shareholders in the Company.

The shareholding rights in the Company are subject to Directive 2007/36/EC of the European Parliament and of the Council of 11 July 2007 on the exercise of certain rights of shareholders in listed companies, as amended (the "**Shareholder Rights Directive**").

Shareholders rights under new shareholder rights directive

The European Union's Second Shareholder Rights Directive ((EU) 2017/828, "SHRD II") was implemented in Finland on 10 June 2019. New provisions of the SHRD II amend the Companies Act and the Securities Markets Act, among others, and will concern publicly listed companies, institutional investors, asset managers and proxy advisors. In addition, the Finnish Corporate Governance Code will also be amended during 2019. The SHRD II seeks to strengthen the position of shareholders to have an effective say on related party transactions and directors' renumeration as well as to encourage the flow of information and increase transparency between a listed company and its shareholders. The core of the SHRD II consists of themes such as director remuneration, related party transactions, identification of shareholders, and transmission of information and transparency requirements for institutional investors, asset managers

Osakkeenomistajien merkintäetuoikeus

Osakeyhtiölain mukaan osakkeenomistajilla on etuoikeus merkitä uusia osakkeita osakeomistuksensa mukaisessa suhteessa. Päätös laskea liikkeeseen uusia osakkeita osakkeenomistajan merkintäetuoikeudesta poiketen sekä päätös myöntää optio-oikeuksia ja muita osakkeisiin oikeuttavia erityisiä oikeuksia vaatii vähintään kahden kolmasosan enemmistön yhtiökokouksessa annetuista äänistä ja edustetuista osakkeista. Lisäksi tällainen päätös edellyttää, että tähän on yhtiön kannalta painava taloudellinen syy. Osakeyhtiölain mukaan päätös maksuttomasta osakeannista osakkeenomistajan merkintäetuoikeudesta poiketen edellyttää, että tähän on yhtiön kannalta ja sen kaikkien osakkeenomistajien etu huomioon ottaen erityisen painava taloudellinen syy.

Tietyt osakkeenomistajat, jotka asuvat tai joiden rekisteröity osoite on Suomen ulkopuolella, mukaan lukien Yhdysvalloissa asuvat tai olevat osakkeenomistajat (kuten määritelty Yhdysvaltain Arvopaperilain Regulation S-säännöksessä), eivät välttämättä voi käyttää osakeomistukseensa perustuvaa merkintäetuoikeuttaan, ellei osakkeita ole rekisteröity kyseisen valtion arvopaperilainsäädännön mukaisesti tai ellei poikkeusta *rekisteröimisestä tai muista vastaavista vaatimuksista ole* mahdollista tehdä asianomaisen valtion arvopaperilainsäädännön mukaisesti.

Yhtiökokous

Osakeyhtiölain mukaan osakkeenomistajat käyttävät päätösvaltaansa yhtiökokouksessa. Osakeyhtiölain mukaan yhtiön varsinainen yhtiökokous on pidettävä vuosittain kuuden kuukauden kuluessa tilikauden päättymisestä. Yhtiön yhtiöjärjestyksen mukaan varsinainen yhtiökokous pidetään vuosittain hallituksen määräämänä päivänä huhtikuun loppuun mennessä. Varsinaisessa yhtiökokouksessa on esitettävä osakkeenomistajien vahvistettavaksi tilinpäätös, joka käsittää tuloslaskelman, taseen ja rahavirtalaskelman liitetietoineen sekä konsernitilinpäätöksen. Varsinaisessa yhtiökokouksessa osakkeenomistajat päättävät muun muassa taseen osoittaman voiton käyttämisestä, vastuuvapauden myöntämisestä hallituksen jäsenille ja toimitusjohtajalle, hallituksen jäsenten ja tilintarkastajien valitsemisesta sekä näiden palkkioista. Ylimääräinen yhtiökokous on kutsuttava koolle tiettyjen asioiden käsittelyä varten silloin, kun hallitus pitää sitä tarpeellisena tai kun yhtiön tilintarkastaja tai osakkeenomistajat, jotka edustavat yhdessä vähintään

and proxy advisors. The new regulation under SHRD II must be noted and preparations for changes commenced as from 10 June 2019, however, the new requirements will enter into force gradually during the years 2019 and 2020.

Pre-emptive Rights

Under the Companies Act, existing shareholders have pre-emptive right to subscribe for new shares pro rata their shareholdings. A resolution to issue new shares waiving pre-emptive rights as well as a resolution to grant option rights and other special rights entitling to the Shares requires at least two-thirds of all votes cast and shares represented at a General Meeting of Shareholders. In addition, such resolution requires that there is a weighty financial reason for the company to do so. According to the Companies Act, a resolution on a share issue without payment waiving the shareholders' pre-emptive rights requires that there is an especially weighty reason for the company and in regard to the interests of all shareholders in the company.

Certain shareholders who reside or whose registered address is outside Finland, including shareholders in the

United States (as defined in Regulation S of the U.S. Securities Act), may not necessarily be able exercise their pre-emptive subscription rights unless the shares have been registered according to the securities legislation in effect in the relevant country or an exception from registration or other similar requirements is available under the securities legislation of the relevant country.

General Meeting of Shareholders

Under the Companies Act, shareholders exercise their power to decide at General Meetings of Shareholders. According to the Companies Act, the Annual General Meeting of Shareholders shall be held annually within six months from the end of the financial year. According to the Company's Articles of Association, the Annual General Meeting is held no later than the end of April on a date determined by the Board of Directors. At the Annual General Meeting of Shareholders, the financial statements including the income statement, balance sheet, cash flow statement and notes relating to each such document, as well as the consolidated financial statements shall be presented to the shareholders for approval. At the Annual General Meeting of

yhtä kymmenesosaa kaikista yhtiön liikkeeseen laskemista ja ulkona olevista osakkeista, sitä kirjallisesti vaativat.

Osakkeenomistajien nimitystoimikunnan tulee toimittaa ehdotuksensa Yhtiön hallitukselle vuosittain viimeistään 1.2. ennen varsinaista yhtiökokousta. Ehdotukset ylimääräiselle yhtiökokoukselle tulee toimittaa Yhtiön hallitukselle siten, että ne voidaan sisällyttää yhtiökokouskutsuun. Hallituksen ehdotukset koskien Yhtiön tilintarkastajia julkaistaan osakkeenomistajille toimitettavan yhtiökokouskutsun yhteydessä.

Osakeyhtiölain ja Yhtiön yhtiöjärjestyksen mukaan kutsu yhtiökokoukseen on toimitettava osakkeenomistajille aikaisintaan kolme kuukautta ja viimeistään kolme viikkoa ennen yhtiökokousta, kuitenkin viimeistään yhdeksän päivää ennen yhtiökokouksen täsmäytyspäivää. Kutsu on toimitettava osakkeenomistajille ilmoituksella, joka julkaistaan Yhtiön internetsivuilla. Saadakseen osallistua yhtiökokoukseen osakkeenomistajan on ilmoittauduttava Yhtiölle viimeistään kokouskutsussa mainittuna päivänä, joka voi olla aikaisintaan kymmenen päivää ennen yhtiökokousta.

Ollakseen oikeutettu osallistumaan yhtiökokoukseen ja käyttääkseen siellä äänioikeuttaan, osakkeenomistajan tulee olla rekisteröitynä osakkeenomistajaksi Euroclear Finland Oy:n Suomen lain mukaan ylläpitämään osakasluetteloon vähintään kahdeksan arkipäivää ennen yhtiökokousta (yhtiökokouksen täsmäytyspäivä). Katso ”Suomen arvopaperimarkkinat — Arvopapereiden säilyttäminen ja hallintarekisteröinti”. Jos hallintarekisteröityjen osakkeiden omistaja haluaa osallistua yhtiökokoukseen ja käyttää siellä äänioikeuttaan, hänen tulee tilapäisesti rekisteröidä osakkeet omiin nimiinsä Euroclear Finland Oy:n ylläpitämään osakasluetteloon viimeistään yhtiökokouskutsussa ilmoitettavana ajankohtana, jonka osakeyhtiölain mukaan täytyy olla yhtiökokouksen täsmäytyspäivän jälkeen. Hallintarekisteröityä osakkeenomistajaa koskeva ilmoitus tilapäisestä rekisteröitymisestä yhtiön osakasluetteloon katsotaan ilmoittautumiseksi yhtiökokoukseen. Mikäli osakkeenomistaja osallistuu yhtiökokoukseen usean asiamiehen välityksellä, ilmoittautumisen yhteydessä on ilmoitettava osakkeet, joiden perusteella kukin asiamies edustaa osakkeenomistajaa.

Yhtiökokouksen päätösvaltaisuus ei edellytä tietyn osakemäärän olevan edustettuna kokouksessa tiettyjä

Shareholders, the shareholders shall pass resolutions on, among others, the use of the profit shown on the balance sheet, discharge of the members of the Board of Directors and of the CEO from liability, elections of members of the Board of Directors and the auditor and their remuneration. An Extraordinary General Meetings of Shareholders in respect of specific matters must be convened when considered necessary by the Board of Directors, or when requested in writing by the auditor of the company or by shareholders representing at least one tenth of all issued and outstanding shares of the company.

The Shareholders' Nomination Board shall submit its proposals to the Company's Board of Directors annually at the latest on 1 February preceding the Annual General Meeting. Proposals for an Extraordinary General Meeting shall be submitted to the Company's Board of Director's so that they can be included in the notice to attend the meeting. The proposal by the Board of Directors for the auditors of the Company will be published in connection with the notice to the General Meeting of shareholders.

According to the Companies Act, the notice convening a General Meeting of Shareholders shall be delivered to the shareholders no more than three months and no less than three weeks before the General Meeting of Shareholders, however, at least nine days before the record date of the General Meeting of Shareholders. The notice shall be delivered to the shareholders with a notification published in the Company's website. To be entitled to attend the General Meeting of Shareholders, the shareholder shall notify his/her attendance to the Company at the latest by the date mentioned in the notice convening the meeting, which date may be no more than ten days before the General Meeting of Shareholders.

In order to have the right to attend and vote at a General Meeting of Shareholders, a shareholder must be temporarily registered in the shareholders' register kept by Euroclear Finland Ltd in accordance with the Finnish legislation no later than eight business days prior to the relevant General Meeting of Shareholders (the record date of the General Meeting of Shareholders). For further information, see "Finnish Securities Market—Custody of Securities and Nominee Registration". A nominee-registered shareholder wishing to attend and vote at the General Meeting of Shareholders should

Osakeyhtiölaissa määriteltyjä poikkeuksia lukuun ottamatta.

Äänioikeus

Osakkeenomistaja voi käyttää oikeuttaan osallistua yhtiökokoukseen ja äänestää yhtiökokouksessa henkilökohtaisesti tai valtuutetun asiamiehen välityksellä. Kukin Yhtiön osake oikeuttaa omistajan yhteen ääneen yhtiökokouksessa. Yhtiön yhtiöjärjestyksen mukaisesti kukaan osakkeenomistajista ei saa äänestää kuitenkaan yhtiökokouksessa yli viidesosalla (1/5) yhtiökokouksessa paikalla olevista äänistä. Jos osakkeenomistajan osakkeet on kirjattu useammalle kuin yhdelle arvo-osuustilille, osakkeenomistajalla on oikeus käyttää eri asiamiestä kunkin arvo-osuustilin osakkeiden osalta. Osakkeenomistaja voi äänestää eri tavoin osalla omistamistaan äänistä.

Yhtiökokouksessa useimmat päätökset tehdään yksinkertaisella äänten enemmistöllä. Kuitenkin eräät päätökset, kuten yhtiöjärjestyksen muutokset, osakkeenomistajien merkintäetuoikeudesta poikkeaminen osakeannin yhteydessä ja päätökset yhtiön sulautumisesta, jakautumisesta tai purkamisesta, edellyttävät vähintään kahden kolmasosan enemmistöä annetuista äänistä sekä kokouksessa edustetuista osakkeista.

Osingot ja muun vapaan pääoman jakaminen

Osingon jakamisesta ja muusta varojenjaosta päättää yhtiökokous äänten enemmistöllä. Kaikki Yhtiön osakkeet tuottavat yhtäläiset oikeudet Yhtiön osinkoihin ja muihin varojenjako-osuuksiin. Vallitsevan suomalaisen markkinakäytännön mukaisesti osinkoja maksetaan ainoastaan kerran vuodessa sen jälkeen, kun osakkeenomistajat ovat hyväksyneet yhtiön tilinpäätöksen ja hallituksen osingonjakoehdotuksen. Osakeyhtiölain mukaan osingon jakamista koskevan päätöksen voi kuitenkin tehdä yhtiökokouksen ohella myös hallitus yhtiökokoukselta saamansa valtuutuksen nojalla.

Osakeyhtiölain mukaan osakeyhtiön oma pääoma jakautuu sidottuun ja vapaaseen omaan pääomaan. Sidottu oma pääoma koostuu osakepääomasta ja kirjanpitolain mukaisesta arvonkorotusrahastosta, käyvän arvon rahastosta ja uudelleenarvostusrahastosta sekä aikaisemman osakeyhtiölain mukaan ennen 1.9.2006 perustetusta mahdollisesta vararahastosta ja

register the shares in their own name in the shareholders' register kept by Euroclear Finland Ltd at the latest on the date mentioned in the notice to the General Meeting of Shareholders, which shall, according to the Companies Act, be after the record date of the General Meeting of Shareholders. The notification of temporary registration in the company's shareholders' register concerning the beneficial owner is considered a notice of participation in the General Meeting of Shareholders. If the shareholder is participating in the General Meeting of Shareholders through several authorized representatives, the shareholder shall in connection with the notification notify the shares on the basis of which each authorized representative represents the shareholder.

Except for certain exceptions stipulated in the Companies Act, there are no quorum requirements for General Meetings of Shareholders.

Voting Rights

A shareholder may attend and vote at a General Meeting of Shareholders in person or through an authorized representative. Each Share in the Company entitles its holder to one vote at a General Meeting of

Shareholders. However, according to the Company's Articles of Association, no shareholder is allowed to vote at a general meeting with more than one fifth (1/5) of the votes represented at the meeting. If the shareholder's shares are recorded on more than one book-entry account, the shareholder has the right to use a different authorized representative for each book-entry account. The shareholder may also vote differently with a part of his owned votes.

At the General Meeting of Shareholders, most resolutions are passed by a simple majority of the votes cast. However, certain resolutions, such as amending the Articles of Association, waiving shareholders' pre-emptive right to subscribe for shares in a new issue and resolutions on a merger, a demerger or dissolution of the Company require at least a two-thirds majority of the votes cast and the shares represented at the meeting.

Dividend and Distribution of Other Unrestricted Equity

A General Meeting of Shareholders decides on the payment of dividend and other distribution of funds by the majority of the votes cast. All Shares in the Company carry equal rights to dividends and other distributions

ylikurssirahastosta. Muut oman pääoman rahastot kuuluvat vapaaseen omaan pääomaan. Vapaa oma pääoma sisältää siten päättyneen tilikauden voiton tai tappion, edellisten tilikausien kertyneet voittovarat ja yhtiön muun vapaan oman pääoman erät, mukaan lukien sijoitetun vapaan oman pääoman rahastot. Jakokelpoisia varoja ovat vapaan oman pääoman erät, joista on vähennetty taseen osoittama tappio, yhtiöjärjestyksen mukaan jakamatta jätettävät varat sekä eräät muut jakokelvottomat varat. Osakeyhtiölain mukaan jaettavan osingon määrä ei saa ylittää yhtiön jakokelpoisia varoja eikä osingonjako saa aiheuttaa maksukyvyttömyyttä. Osinko voidaan maksaa ja vapaata omaa pääomaa muutoin jakaa tietyltä tilikaudelta yhtiökokouksen vahvistettua yhtiön tilinpäätöksen tältä tilikaudelta ja päätettyä osingon tai vapaan oman pääoman muun jakamisen määrästä yhtiön hallituksen ehdotuksen perusteella. Osakeyhtiölain mukaan osingonmaksu tai vapaan oman pääoman muu jakaminen voi perustua myös muuhun kuin viimeksi päättyneeltä tilikaudelta vahvistettuun tilinpäätökseen edellyttäen, että yhtiökokous on vahvistanut tämän tilinpäätöksen. Päätettäessä voiton jakamisesta on kuitenkin otettava huomioon tilinpäätöksen laatimisen jälkeen yhtiön taloudellisessa asemassa tapahtuneet olennaiset muutokset. Tieto-konsernin tilinpäätös laaditaan IFRS-standardien mukaisesti. Tieto-konsernin emoyhtiön tilinpäätös laaditaan noudattaen suomalaista tilinpäätösnormistoa (FAS).

Osakeyhtiölaissa korostetaan yhtiön maksuvalmiuden säilyttämistä varojenjaon yhteydessä, ja näin ollen varoja ei saa jakaa, jos jaosta päätettäessä tiedetään tai pitäisi tietää yhtiön olevan maksukyvytön tai jaon aiheuttavan maksukyvyttömyyden.

Osakeyhtiölain mukaan osingon määrä ei saa ylittää hallituksen esittämää tai hyväksymää määrää. Osakkeenomistajat, joilla on vähintään 10 prosenttia osakkeista, voivat kuitenkin varsinaisessa yhtiökokouksessa vaatia, että osinkona on jaettava vähintään puolet yhtiön edeltävän tilikauden voitosta, josta vähennetään mahdollisesti yhtiöjärjestyksen mukaan jakamatta jätettävät määrät ja kyseessä olevan tilikauden aikana mahdollisesti maksetut aikaisemmat osingot. Tällä tavalla jaettava osinko ei kuitenkaan saa ylittää määrää, joka on ilman velkojien suostumusta mahdollista jakaa, ja se saa olla enintään 8 prosenttia yhtiön omasta pääomasta.

by the Company. In accordance with prevailing practice in Finland, dividends on shares of a Finnish company are generally only paid annually and only after shareholder approval of the company's financial statements and of the amount of the dividend proposed by the Board of Directors. However, under the Companies Act the decision on the payment of a dividend may be made, in addition to the decision made by the General Meeting of Shareholders, by the Board of Directors by virtue of an authorization given by the General Meeting of Shareholders.

Under the Companies Act, shareholders' equity is divided into restricted and unrestricted equity. Restricted equity consists of the share capital and the fair value fund and the revaluation fund under the Finnish Accounting Act as well as any possible reserve fund and share premium fund formed subject to the old Companies Act effective prior to September 1, 2006. The other equity reserves are included in unrestricted equity. Accordingly, unrestricted equity includes the profit or loss for the ended financial year, retained earnings from previous financial years and the company's other unrestricted equity, including the funds in the invested unrestricted equity fund. A

company may distribute its reserves of unrestricted equity less the reported losses and the amount that the Articles of Association of the company require to be left undistributed, and certain other non-distributable funds. According to the Companies Act, the amount of dividends to be distributed may not exceed the company's distributable assets and the dividend distribution may not cause insolvency. Accordingly, companies are entitled to pay dividends and otherwise distribute assets from reserves of unrestricted equity for a certain financial period after the General Meeting of Shareholders has approved the financial statements of the company concerning such financial year, and after the General Meeting of Shareholders has resolved on the distribution of dividend or other unrestricted equity in accordance with the proposal of the Board of Directors of the company. According to the Companies Act, distribution of dividend or of other unrestricted equity may be based also on financial statements concerning other than that approved for the previous financial year, provided that the General Meeting of Shareholders has approved such financial statements. However, material changes in the financial position of the company that have occurred after the completion of

Osakeyhtiölain mukaan osingot ja muut jako-osuudet maksetaan osakasluetteloon asianomaisena täsmäytyspäivänä merkityille osakkeenomistajille tai heidän hallintarekisteröityjen osakkeidensa tilinhoitajille. Osakasluetteloa pitää Euroclear Finland Oy tilinhoitajayhteisöjen välityksellä. Osinkoja ei makseta osakkeenomistajille, joita ei ole merkitty osakasluetteloon. Suomalaisessa arvo-osuusjärjestelmässä osingot maksetaan tilisiirtoina osakkeenomistajien arvo-osuusrekisteriin ilmoitetuille tileille. Kaikki Yhtiön osakkeet tuottavat yhtäläiset oikeudet Yhtiön jakamiin osinkoihin ja muihin jaettaviin varoihin (mukaan lukien varojenjako Yhtiön purkautumistilanteessa).

Oikeus osinkoihin vanhenee kolmessa vuodessa osingonmaksupäivästä.

Muun vapaan oman pääoman jakaminen tapahtuu pääpiirteissään edellä osingonjaosta sanottua vastaavalla tavalla.

Velvollisuus tehdä pakollinen ostotarjous sekä lunastusvelvollisuus ja -oikeus

Arvopaperimarkkinalain mukaan osakkeenomistajan, jonka osuus kasvaa yli kolmeen kymmenesosaan tai yli puoleen yhtiön osakkeiden äänimäärästä sen jälkeen, kun yhtiön osake tai osakkeeseen oikeuttava arvopaperi on otettu julkisen kaupankäynnin kohteeksi, on tehtävä käypään hintaan perustuva julkinen ostotarjous kaikista muista yhtiön liikkeeseen laskemista osakkeista ja yhtiön liikkeeseen laskemista sen osakkeisiin oikeuttavista arvopapereista (pakollinen ostotarjous). Arvopaperimarkkinalain mukaan pakollista ostotarjousta ei kuitenkaan tarvitse tehdä, mikäli yllä mainittu raja on ylittynyt vapaaehtoisen ostotarjouksen seurauksena edellyttäen, että alkuperäinen vapaaehtoinen ostotarjous on tehty kohdeyhtiön kaikista osakkeisiin oikeuttavista arvopapereista. Velvollisuutta tehdä pakollinen ostotarjous ei ole myöskään silloin, jos tarjousvelvollisuusrajan ylittyminen johtuu yksinomaan kohdeyhtiön tai toisen osakkeenomistajan toimenpiteestä. Velvollisuutta tehdä pakollinen ostotarjous ei enää ole, jos tarjousvelvollinen kuukauden kuluessa tarjousvelvollisuuden syntymisestä luopuu tarjousvelvollisuusrajan ylittävästä ääniosuudesta luovuttamalla kohdeyhtiön osakkeita tai muutoin vähentämällä ääniosuuttaan kohdeyhtiössä.

the financial statements shall be taken into consideration when the decision on the distribution of profits takes place. The consolidated financial statements of the Tieto Group are prepared in accordance with IFRS. The financial statements of the Tieto Group's parent company are prepared in accordance with Finnish Accounting Standards (FAS).

The Companies Act emphasizes the maintenance of the company's solvency in connection with the distribution of funds and, consequently, no funds may be distributed if, when making the decision on the distribution, the persons knew or should have known that the company was insolvent or that it would become insolvent due to the distribution of the funds.

Under the Companies Act, the amount of dividend may not exceed the amount proposed or accepted by the Board of Directors. However, shareholders holding no less than 10 percent of all the shares may request at the Annual General Meeting of Shareholders that the amount distributed as dividend shall be at least one-half of the profit of the company for the last preceding financial year, less the amount that the Articles of Association of the company may require to be left undistributed and the possible prior dividends paid in respect of the financial year in question. However, the dividend so paid may neither exceed the amount distributable without the creditors' consent nor constitute more than 8 percent of the total shareholders' equity of the company.

Under the Companies Act, dividends and other distributions are paid to shareholders or their custodial nominee account holders entered in the shareholders' register on the relevant record date. The shareholders' register is maintained by Euroclear Finland Ltd through the account operators. No dividends are payable to shareholders not entered in the shareholders' register. In the Finnish book-entry securities system, dividends are paid by wire transfer to the shareholders' accounts recorded into the book-entry register. All Shares in the Company carry equal rights to dividends and other assets distributed by the Company (including the distribution of assets in connection with the Company's dissolution).

The right to dividends is forfeited three years from when they are payable according to the decision on the dividend.

Osakeyhtiölain mukaan osakkeenomistaja, jolla on yli 90 prosenttia yhtiön kaikista osakkeista ja äänistä, on oikeutettu käyvästä hinnasta lunastamaan muiden osakkeenomistajien osakkeet (lunastusoikeus). Lisäksi osakkeenomistajalla, jonka osakkeet voidaan lunastaa edellä kuvatulla tavalla, on vastaavasti oikeus vaatia enemmistöomistajalta osakkeidensa lunastamista (enemmistöomistajan lunastusvelvollisuus).

Osakkeiden luovutus Suomen arvo-osuusjärjestelmässä

Myytäessä osakkeita arvo-osuusjärjestelmän kautta kyseiset osakkeet siirretään tilisiirtona myyjän arvo-osuustililtä ostajan arvo-osuustilille. Myyntiä varten Euroclear Finland Oy:n Infinity-selvitysjärjestelmään merkitään jakotieto ja tarvittaessa arvo-osuustilille kirjataan arvo-osuuksia koskeva varaus. Kauppa merkitään ennakkokaupaksi siihen saakka, kunnes se on selvitetty ja osakkeet maksettu, minkä jälkeen ostaja merkitään automaattisesti kyseisen yhtiön osakasluetteloon. Mikäli osakkeet ovat hallintarekisteröityjä ja myyjän ja ostajan osakkeet säilytetään samalla omaisuudenhoitotilillä, ei osakkeiden myynti aiheuta merkintöjä arvo-osuusjärjestelmään, ellei osakkeiden hallintarekisteröinnin tilinhoitaja vaihdu tai *osakkeita siirretä omaisuudenhoitotililtä myynnin* seurauksena.

Valuuttakontrolli

Ulkomaalaiset voivat hankkia suomalaisen osakeyhtiön osakkeita ilman erityistä valuuttakontrollilupaa. Ulkomaalaiset voivat myös vastaanottaa osinkoja ilman erityistä valuuttakontrollilupaa, mutta osinkoa jakava yhtiö joutuu pidättämään lähdeveron Suomesta siirrettävistä varoista, ellei soveltuvasta verosopimuksesta muuta johdu. Ulkomaalaiset, jotka ovat hankkineet suomalaisen osakeyhtiön osakkeita, voivat saada osakkeita rahastoannin yhteydessä tai osallistua merkintäetuoikeusantiin ilman erityistä valuuttakontrollilupaa. Ulkomaalaiset voivat myydä suomalaisen yhtiön osakkeita Suomessa ja tällaisesta myynnistä saadut varat voidaan siirtää pois Suomesta missä tahansa vaihdettavassa valuutassa. Suomessa ei ole voimassa valuuttakontrollisäännöksiä, jotka rajoittaisivat suomalaisen yhtiön osakkeiden myymistä ulkomaalaiselta toiselle ulkomaalaiselle.

SUOMEN ARVOPAPERIMARKKINAT

Alla esitetty yhteenveto on yleisluonteinen kuvaus Suomen arvopaperimarkkinoista ja se perustuu tämän

Distribution of other unrestricted equity is effected essentially in the same way as described above regarding distribution of dividend.

Obligation to Make a Mandatory Bid and Redemption Obligations and Rights

According to the Finnish Securities Markets Act, a shareholder holding more than three-tenths or more than half of the voting rights attached to shares in a company after the shares or securities entitling to such shares of the company have entered into public trading, is obligated to make an offer for all such remaining shares and securities entitling to such shares in the company at fair value (mandatory bid). According to the Finnish Securities Markets Act, the obligation to launch a mandatory bid shall, however, not arise if the securities resulting in the threshold referred to above being exceeded have been acquired through a voluntary takeover bid, provided that the initial voluntary takeover bid is made for all securities entitling to shares of the target company. Moreover, the obligation to launch a mandatory bid shall not arise if the exceeding of the threshold for a mandatory bid is caused solely by the actions of the target company or another shareholder. The obligation to launch a mandatory bid shall no longer exist if the person obliged to offer within a month from the emergence of the obligation gives up the share of voting rights exceeding the threshold for a mandatory bid by assigning shares of the target company or otherwise decreasing its share of voting rights in the target company.

Under the Companies Act, a shareholder holding shares representing more than 90 percent of all the shares and votes in a company has the right to redeem the remaining shares in the company at fair market value (squeeze-out). In addition, a shareholder whose shares can be redeemed in the above manner is entitled to demand redemption of his/her shares from the majority shareholder entitled to exercise redemption (sell-out).

Transfer of Shares in the Finnish Book-entry Securities System

When shares are sold through the book-entry system, the shares are transferred as a bank transfer from the seller's book-entry account to the buyer's book-entry account. For the purpose of the sales, allocation data is entered in the Infinity system of Euroclear Finland Ltd and, if necessary, a reservation regarding the book-

selvityksen päivämääränä Suomessa voimassa olevaan lainsäädäntöön. Alla oleva yhteenveto ei ole tyhjentävä.

Yleistä

Suomen arvopaperimarkkinoita valvova viranomainen on Finanssivalvonta. Keskeisiä arvopaperimarkkinoita sääntelevä säädöksiä ovat arvopaperimarkkinalaki (746/2012, muutoksineen), joka sisältää määräyksiä muun muassa yhtiöiden ja osakkeenomistajien tiedonantovelvollisuudesta, esitevaatimuksista ja julkisista ostotarjouksista, sekä markkinoiden väärinkäyttöasetus ((EU) N:o 596/2014), joka sisältää sääntelyä muun muassa sisäpiiritiedon julkistamisesta sekä liikkeeseenlaskijoiden johtohenkilöiden kaupparaportoinnista. Arvopapereiden ja muiden rahoitusvälineiden ottamista julkisen kaupankäynnin kohteeksi ja noteerattujen rahoitusvälineiden kauppaa koskeva sääntely on koottu lakiin kaupankäynnistä rahoitusvälineillä (748/2012, muutoksineen). Finanssivalvonnan tehtävänä on valvoa näiden määräysten noudattamista. Finanssivalvonta voi antaa tarkempaa sääntelyä arvopaperimarkkinalain ja muiden lakien nojalla.

Arvopaperimarkkinalaki ja markkinoiden väärinkäyttöasetus ((EU) N:o 596/2014) määrittävät tiedonantovelvollisuuden vähimmäisvaatimukset yhtiöille, jotka hakevat listautumista Nasdaq Helsinkiin tai joiden arvopaperit ovat julkisen kaupankäynnin kohteena tai jotka tarjoavat arvopapereita yleisölle. Sisäpiiritieto on julkistettava siten, että yleisöllä on nopea pääsy kyseiseen tietoon ja että tietoa voidaan arvioida perusteellisesti, asianmukaisesti ja oikea-aikaisesti yleisön keskuudessa. Suomalainen pörssiyhtiö eli yhtiö, jonka liikkeeseen laskemat osakkeet ovat kaupankäynnin kohteena säännellyllä markkinalla, on velvollinen julkistamaan säännöllisesti taloudellista tietoa yhtiöstä sekä kaikki sellaiset yhtiötä koskevat seikat, joilla, jos ne julkistettaisiin, todennäköisesti olisi huomattava vaikutus kyseisen liikkeeseenlaskijan rahoitusvälineiden hintoihin.

Osakkeenomistajan on annettava ilman aiheetonta viivytystä ilmoitus pörssiyhtiölle ja Finanssivalvonnalle, kun hänen osuutensa suomalaisessa pörssiyhtiössä saavuttaa, ylittää tai vähenee alle 5, 10, 15, 20, 25, 30, 50 tai 90 prosenttia taikka 2/3 kyseisen julkisen kaupankäynnin kohteena olevan yhtiön äänimäärästä tai osakkeiden kokonaismäärästä arvopaperimarkkinalain mukaisesti laskettuna. Liputusilmoitus on tehtävä myös, kun osakkeenomistajalla on oikeus rahoitusvälineen

entries is entered in the book-entry account. The purchase is marked as a pre-sale until it has been cleared and the shares have been paid, after which the buyer is automatically entered in the company's shareholders' register. If the shares are nominee registered and the shares of both seller and buyer are held in the same custodial nominee accounts, the sale of shares does not cause any notes on the book-entry system unless the custodial nominee account holder is changed or the shares will not be transferred from the custodial nominee account as a result of the sale.

Exchange Control

Foreigners can acquire shares in a Finnish company without any specific exchange control authorization. Foreigners can also receive dividend without any specific exchange control authorization, but the company distributing the dividend must deduct the tax-at-source from the assets transferred outside Finland, unless otherwise stated in an applicable tax treaty. Foreigners who have acquired shares in a Finnish company may receive shares in connection with a capitalization or participate in a pre-emptive subscription rights issue without any specific exchange control authorization. Foreigners may sell their shares in a Finnish company and the assets acquired in connection with such sale can be transferred outside Finland in any convertible currency. There are no exchange control rules in Finland which would restrict the selling of shares of a Finnish company to another foreigners.

FINNISH SECURITIES MARKET

The following summary is a general description of the Finnish securities market and it is based on the laws in force in Finland as at the date of this report. The following summary is not exhaustive.

General

The securities market in Finland is supervised by the FSA. The primary statutes governing securities markets are the Finnish Securities Markets Act (746/2012, as amended), which contains provisions, notably, in respect of company and shareholder disclosure obligations, prospectus requirements and public tender offers, and the Market Abuse Regulation ((EU) No 596/2014), which contains regulations, inter alia, related to disclosure of inside information and reporting of trading by the issuer's management. The regulation

perusteella saada yhtiön osakkeita määrä, joka saavuttaa, ylittää tai vähenee alle liputusrajan, tai kun suoran ja rahoitusvälineen perusteella saatavan omistuksen yhteen laskettu määrä saavuttaa, ylittää tai vähenee alle liputusrajan. Rahoitusvälineenä pidetään myös rahoitusvälinettä, jonka arvo määräytyy yhtiön osakkeen perusteella ja jolla on samanlainen taloudellinen vaikutus kuin rahoitusvälineellä, joka oikeuttaa saamaan yhtiön osakkeita. Liputusilmoitus on tehtävä riippumatta siitä, toteutetaanko rahoitusvälineen kohde-etuus fyysisesti luovuttaen vai nettoarvon tilityksenä. Ilmoitus on tehtävä ilman aiheetonta viivytystä, kuitenkin viimeistään seuraavana kaupankäyntipäivänä sen jälkeen, kun osakkeenomistaja sai tiedon tai hänen olisi pitänyt tietää osake- tai ääniosuutensa mainitunlaisesta muutoksesta. Osakkeenomistajan on katsottava saaneen tiedon kyseisestä oikeustoimesta viimeistään kahden kaupankäyntipäivän kuluttua oikeustoimesta. Edellä mainitun tiedon saatuaan pörssiyhtiön tulee ilman aiheetonta viivästystä julkistaa tieto pörssitiedotteella.

Arvopaperimarkkinalain mukaan osakkeenomistajan, jonka ääniosuus kasvaa yli 30 prosentin tai yli 50 prosentin yhtiön osakkeiden äänimäärästä sen jälkeen, kun yhtiön osake tai osakkeeseen oikeuttava arvopaperi on otettu julkisen kaupankäynnin kohteeksi säännellylle markkinalle, on tehtävä käypään hintaan perustuva julkinen ostotarjous kaikista muista yhtiön liikkeeseen laskemista osakkeista ja yhtiön liikkeeseen laskemista sen osakkeisiin oikeuttavista arvopapereista (pakollinen ostotarjous). Osakeyhtiölain mukaan osakkeenomistaja, jolla on yli 90 prosenttia yhtiön kaikista osakkeista ja äänistä, on oikeutettu käyvästä hinnasta lunastamaan muiden osakkeenomistajien osakkeet (lunastusoikeus). Lisäksi osakkeenomistajalla, jonka osakkeet voidaan lunastaa edellä kuvatulla tavalla, on vastaavasti oikeus vaatia enemmistöomistajalta osakkeidensa lunastamista (enemmistöomistajan lunastusvelvollisuus). Yllä mainittujen osake- ja äänimäärien laskemisesta on annettu yksityiskohtaisia säännöksiä. Yhtiön yhtiöjärjestyksessä ei ole laista poikkeavia määräyksiä lunastusvelvollisuuteen tai -oikeuteen liittyen.

Arvopaperimarkkinalain mukaan suomalaisen pörssiyhtiön on suoraan tai epäsuorasti kuuluttava riippumattomaan, elinkeinoelämää laajasti edustavaan Suomessa perustettuun toimielimeen, joka on antanut hyvän arvopaperimarkkinatavan noudattamisen edistämiseksi suosituksen kohdeyhtiön johdon

governing the admission of securities and other financial instruments into public trading and the trading in listed financial instruments is compiled under the Act on Trading in Financial Instruments (748/2012, as amended). The role of the FSA is to monitor compliance with these provisions. The FSA may issue more detailed regulation under the Finnish Securities Markets Act and other acts.

The Finnish Securities Markets Act and the Market Abuse Regulation ((EU) No 596/2014) specify minimum disclosure requirements for Finnish companies applying to have their shares listed on Nasdaq Helsinki or whose securities are publicly traded or who offer their securities to the public. Insider information must be made public in a manner that enables fast access and complete, correct and timely assessment of the information by the public. A Finnish listed company, i.e., a company that has issued shares that are traded in a regulated market, is responsible for regularly publishing financial information on the company as well as for informing the markets of any matters concerning the company that, if made public, would be likely to have a material effect on the prices of the financial instruments of the issuer.

A shareholder is required to notify, without undue delay, the Finnish listed company and the FSA when their holding of the Finnish listed company reaches, exceeds or falls below 5, 10, 15, 20, 25, 30, 50 or 90 percent or 2/3, calculated in accordance with the Finnish Securities Markets Act. A flagging notification must also be made when a shareholder is entitled to acquire, on the basis of a financial instrument, a number of shares that will reach, exceed or fall below the flagging threshold or, when the combined holding based either on direct holding or holding through financial instruments reaches, exceeds or falls below the flagging threshold. Financial instrument also refers to financial instruments the value of which is determined on the basis of the company's share and which have a similar economic effect as a financial instrument that entitles its holder to receive the company's shares. A flagging notification must be made regardless of whether the underlying asset of the financial instrument will be settled physically or in cash. The notification must be submitted without an undue delay, however no later than on the following trading day after the shareholder was informed or should have known about such a change in the shareholder's voting rights or ownership.

toiminnasta julkisessa ostotarjouksessa ("Ostotarjouskoodi"). Arvopaperimarkkinalain mukaan pörssiyhtiön on annettava perustelut sille, miksi se ei ole sitoutunut noudattamaan Ostotarjouskoodia.

Lyhyet nettopositiot Nasdaq Helsingissä kaupankäynnin kohteena olevissa osakkeissa on ilmoitettava Finanssivalvonnalle lyhyeksimyynnistä ja tietyistä luottoriskinvaihtosopimuksiin liittyvistä kysymyksistä annetun Euroopan parlamentin ja neuvoston asetuksen ((EU) N:o 236/2012) mukaisesti. Lyhyiden nettopositioiden ilmoitusvelvollisuus koskee kaikkia sijoittajia ja markkinatoimijoita. Kaupankäynnin kohteeksi säännellyllä markkinalla otetun yhtiön osakkeita koskeva lyhyt nettopositio on ilmoitettava, kun positio saavuttaa, ylittää tai alittaa 0,2 prosenttia kohdeyhtiön liikkeeseen lasketusta osakepääomasta. Uusi ilmoitus on tehtävä kynnysarvon ylittymisen jälkeen 0,1 prosenttiyksikön välein. Finanssivalvonta julkistaa ilmoitetut lyhyet nettopositiot verkkosivustollaan, jos lyhyt nettopositio saavuttaa, ylittää tai alittaa 0,5 prosenttia kohdeyhtiön liikkeeseen lasketusta osakepääomasta.

Rikoslaki (39/1889, muutoksineen) sisältää säännöksiä julkistamisvaatimusten rikkomisesta, sisäpiiritiedon väärinkäytöstä, sisäpiiritiedon laittomasta ilmaisemisesta ja markkinoiden manipuloinnista. Säännöksissä kuvattu toiminta on kriminalisoitu. Finanssivalvonnalla on oikeus määrätä muun muassa julkistamisvelvollisuutta, sisäpiiritiedon väärinkäyttöä, markkinoiden manipulaatiota ja johtohenkilöiden kaupparaportointia koskevien säännösten rikkomisesta hallinnollisia sanktioita lukuun ottamatta tilanteita, joissa tahoa epäillään samasta teosta esitutkinnassa, syyteharkinnassa tai tuomioistuimessa vireillä olevassa rikosasiassa tai taholle on annettu samasta teosta lainvoimainen tuomio. Finanssivalvonta voi esimerkiksi antaa julkisen varoituksen, kieltää henkilöä käymästä kauppaa rahoitusvälineillä taikka määrätä rike- tai seuraamusmaksun.

Kaupankäynti ja kauppojen selvitys Nasdaq Helsingissä

Osakekaupankäynti Nasdaq Helsingissä tapahtuu automatisoidussa täsmäytysjärjestelmässä. Nasdaq Helsinki käyttää osakekaupassa INET-kaupankäyntijärjestelmää, joka on toimeksiantopohjainen järjestelmä, jossa toimeksiannot täsmäytetään kaupoiksi, kun hinta- ja määrätiedot täsmäävät. INET-kaupankäyntijärjestelmässä

The shareholder shall be deemed to have been informed of the said transaction no later than two trading days after the transaction. When a listed company has received the above-mentioned information, it must disclose the information in a stock exchange release without undue delay.

According to the Finnish Securities Markets Act, a shareholder whose holding increases to more than 30 percent or more than 50 percent of the voting rights attached to shares in a company, after the shares or securities entitling to such shares in the company have been entered into public trading on the regulated market, is obligated to make a public offer for all remaining shares and securities entitling to such shares in the company at fair value (mandatory bid). Under the Companies Act, a shareholder holding shares representing more than 90 percent of all the shares and votes in a company has the right to redeem the remaining shares in the company at fair value (squeeze-out). In addition, a shareholder whose shares can be redeemed in the above-mentioned manner is entitled to demand redemption of his/her shares from the majority shareholder entitled to exercise redemption (sell-out). Detailed rules apply to the calculation of the

proportions of shares and votes discussed above. In the Company's Articles of Association, there are no specific provisions on redemption right or obligation deviating from the law.

According to the Finnish Securities Markets Act, a Finnish listed company shall directly or indirectly belong to an independent body representing the economy on a wide basis and established in Finland, which has issued a recommendation to promote compliance with good securities markets practice on the actions of the management of the offeree company with regard to a takeover bid (the "Helsinki Takeover Code"). According to the Finnish Securities Markets Act, a listed company must provide an explanation for not committing to complying with the Helsinki Takeover Code.

The FSA must be notified of net short positions in shares listed on the Nasdaq Helsinki in accordance with the Regulation (EU) No 236/2012 of the European Parliament and of the Council on short selling and certain aspects of credit default swaps. The obligation to notify net short positions applies to all investors and market participants. A net short position in relation to the shares of a company that has shares admitted to

kaupankäyntipäivä koostuu lähtökohtaisesti kaupankäyntiä edeltävästä jaksosta, jatkuvasta kaupankäynnistä, päätöshuutokaupasta ja kaupankäynnin jälkeisestä jaksosta.

Kaupankäyntiä edeltävässä jaksossa kello 9.00 ja kello 9.45 välisenä aikana toimeksiantoja voidaan tallentaa, muuttaa tai poistaa. Päivän avaus alkaa kello 9.45 ja päättyy kello 10.00. Päivän avaukseen siirretään automaattisesti pörssierälliset kaupankäyntiä edeltävän jakson aikana tallennetut tarjoukset sekä järjestelmässä jo olevat tarjoukset, joiden voimassaoloaika voi olla useita päiviä. Jatkuva kaupankäynti tapahtuu kello 10.00 ja 18.25 välisenä aikana. Jatkuva kaupankäynti alkaa jaksoittain välittömästi päivän avauksen päätyttyä kello 10.00, jolloin ensimmäisen osakkeen avauskurssi määrätään, minkä jälkeen jatkuva kaupankäynti kyseisellä osakkeella alkaa. Noin kymmenen minuutin kuluttua kaikkien osakkeiden avauskurssit on määritetty, ja markkinakysyntään perustuva kaupankäynti jatkuu kello 18.25 asti. Päivän päätöshuutokauppa alkaa kello 18.25 ja päättyy noin klo 18.30, jolloin määritetään päätöskurssit ja jolloin myös jatkuva kaupankäynti päättyy. Kaupankäynnin jälkeisen jakson aikana kello 18.30 ja 19.00 välillä voidaan tallentaa vain osakkeiden sopimuskauppoja jälkipörssikauppoina päivän kaupankäynnissä määräytyneeseen hintaan.

Kaupat selvitetään ensisijaisesti nettouttamalla ne keskusvastapuolena toimivan European Multilateral Clearing Facilityn selvitysjärjestelmässä ja toteutetaan Euroclear Finland Oy:n automaattisessa selvitysjärjestelmässä toisena (2.) pankkipäivänä kaupantekopäivästä (T + 2), elleivät osapuolet ole toisin sopineet.

Kaupankäynti arvopapereilla Nasdaq Helsingissä ja kauppojen selvitys Euroclear Finland Oy:ssä tapahtuu euroissa, ja pienin mahdollinen hinnanmuutos (tick size) noteerauksissa riippuu osakkeen tikkivälitaulukosta ja on alimmillaan 0,0001 euroa. Hintatiedot tuotetaan ja julkaistaan ainoastaan euroissa.

Arvo-osuusjärjestelmä

Yleistä

Kaikkien Euroopan unioniin sijoittautuneiden liikkeeseenlaskijoiden, jotka laskevat liikkeeseen tai ovat laskeneet liikkeeseen siirtokelpoisia arvopapereita, jotka otetaan kaupankäynnin kohteeksi tai joilla käydään kauppaa kauppapaikoilla, on huolehdittava siitä, että

trading on a regulated market must be disclosed where the position reaches, exceeds or falls below the threshold of 0.2 percent of the target company's issued share capital. A new notification must be submitted for each 0.1 percent above the threshold. The FSA will publish any notified net short position that reaches, exceeds or falls below the threshold of 0.5 percent of the target company's issued share capital on its website.

The Finnish Penal Code (39/1889, as amended), contains provisions relating to breach of disclosure requirements, the misuse of inside information, unauthorized disclosure of inside information and market manipulation. Breach of these provisions constitutes a criminal offence. The FSA has the right to impose administrative sanctions for breach of the provisions relating to disclosure requirements, misuse of inside information, market manipulation and reporting of trading by management, except for situations where a party is subject to a preliminary investigation, consideration of charges, or criminal case pending in a court of law for the same offence, or the party has received a non-appealable sentence for the same act. The FSA can, for example, issue a public warning, prohibit the person involved to trade securities

or impose monetary penalties.

Trading and Settlement on Nasdaq Helsinki

Share trading on Nasdaq Helsinki occurs through automatic order matching. In carrying out share trades, Nasdaq Helsinki uses the INET trading platform, which is an order-based system in which buying and selling orders are matched as trades when the price and the volume information tally. In the INET trading platform, the trading day consists, as a general rule, of the following main phases: pre-trading, continuous trading, the closing auction and post-trading.

During the pre-trading session from 9:00 a.m. to 9:45 a.m., orders may be entered, changed or deleted. The opening call begins at 9:45 a.m. and ends at 10:00 a.m. Round lot orders entered during the pre-trading phase and existing orders that may be valid for more than one day are automatically transferred into the opening call. Continuous trading takes place between 10:00 a.m. and 6:25 p.m. Continuous trading begins sequentially immediately after the end of the opening call at 10:00 a.m., at which time the first share's opening price is determined, after which continuous trading in said share commences. Approximately ten minutes later, the

tällaiset arvopaperit muutetaan arvo-osuusmuotoon. Liikkeeseenlaskijalla on oikeus valita arvopaperikeskus, jossa arvopaperit lasketaan liikkeeseen. Arvopaperikeskus ylläpitää arvo-osuusjärjestelmää. Suomessa arvopaperikeskuksena toimii tämän Listalleottoesitteen päivämääränä Euroclear Finland Oy. Euroclear Finland Oy ylläpitää arvo-osuusrekisteriä muun muassa oman pääoman ja vieraan pääoman ehtoisista arvopapereista. Euroclear Finland Oy:n rekisteröity osoite on Urho Kekkosen katu 5C, 00100 Helsinki.

Suomalaisessa arvopaperikeskuksessa on pidettävä liikkeeseenlaskijoiden lukuun osakasluetteloita arvo-osakkeenomistajista. Arvopaperikeskuksilla ei ole arvopaperikeskusasetuksen ((EU) N:o 909/2014) mukaan velvollisuutta tarjota osakkeenomistajille maksuttomia, liikkeeseenlaskijoiden kustantamia arvo-osuustilejä, mutta arvopaperikeskus voi tarjota tällaisia maksuttomia liikkeeseenlaskijoiden kustantamia tilejä vapaaehtoisen liiketoimintapäätöksen perusteella. Euroclear Finland Oy tarjoaa 21.6.2017 voimaan tulleessa arvo-osuusjärjestelmästä ja selvitystoiminnasta annetussa laissa (348/2017) säädetyn siirtymäajan aikana arvo-osuustilipalveluita osakkeenomistajille, jotka ovat avanneet tilit ennen kyseisen lain voimaantuloa, jolloin arvo-osuustilien pitämisestä johtuvista Euroclear Finland Oy:n perussäilytyskuluista vastaavat pääasiassa kyseisten arvo-osuuksien liikkeeseenlaskijat. Tilinhoitajayhteisöt, jollaisina toimivat muun muassa pankit, sijoituspalveluyritykset ja arvopaperikeskuksen valtuuttamat selvitysosapuolet, hallinnoivat arvo-osuustilejä sekä tekevät kirjauksia niille.

Rekisteröintimenettely

Kaikkien arvo-osuusjärjestelmään liittyneiden yhtiöiden osakkeenomistajien on avattava arvo-osuustili tilinhoitajayhteisössä taikka hallintarekisteröitävä osakkeensa tilikirjausten toteuttamiseksi. Suomalaisella osakkeenomistajalla ei ole oikeutta säilyttää osakkeitaan hallintarekisteröidyllä tilillä suomalaisessa arvo-osuusjärjestelmässä. Osakkeenomistajille, jotka eivät ole vaihtaneet osakkeitaan arvo-osuuksiksi, avataan Euroclear Finland Oy:n arvo-osuusrekisteriin yhteistili, jonka tilinhaltijaksi merkitään liikkeeseenlaskija. Kaikki arvo-osuusjärjestelmään rekisteröityjen arvopapereiden siirrot toteutetaan tilisiirtoina tietojärjestelmässä. Tilinhoitajayhteisö vahvistaa kirjaukset toimittamalla tilinhaltijalle tili-ilmoituksen kaikista arvo-osuustileille tehdyistä kirjauksista. Arvo-osuustilien haltijat saavat

opening prices of all the shares have been determined and trading based on market demand continues until 6:25 p.m. The closing auction begins at 6:25 p.m. and ends at approximately 6:30 p.m., when the closing prices are determined and when continuous trading ends as well. In post-trading between 6:30 p.m. and 7:00 p.m., the only trades that may be registered are contract trades for shares in after-hours trading. The shares will be registered at prices established during the trading day.

Trades are primarily cleared by netting them in the clearing and settlement system of the European Multilateral Clearing Facility acting as the central counterparty and executed in Euroclear Finland Ltd's automated clearing and settlement system on the second (2nd) banking day after the trade date (T+2) unless otherwise agreed by the parties.

Trading in securities on Nasdaq Helsinki and clearing of trades in Euroclear Finland Ltd takes place in euros, with the minimum tick size for trading quotations depending on the tick size table and being a minimum of EUR 0.0001. The price information is produced and published only in euros.

The Finnish Book-entry Securities System

General

Any issuer established in the EU that issues or has issued transferable securities which are admitted to trading or traded on trading venues, shall arrange for such securities to be represented in book-entry form. The issuer has the right to choose the Central Securities Depository in which its securities are recorded. The Central Securities Depository maintains the book-entry system. Euroclear Finland Ltd acts as the Central Securities Depository in Finland. Euroclear Finland Ltd maintains a book-entry securities register for both equity and debt securities. The registered office of Euroclear Finland Ltd is located at Urho Kekkosen katu 5C, FI-00100, Helsinki.

Euroclear Finland Ltd keeps company-specific shareholder registers of the shareholders of companies entered into the book-entry securities system and offers book-entry account services to shareholders who have established accounts before the entry into force of the Finnish Act on the Book-entry System and Settlement Activities (348/2017). During the transition period of the Finnish Act on the Book-entry System and Settlement

myös vuosi-ilmoituksen omistuksistaan kalenterivuoden päättyessä.

Jokaiselle arvo-osuustilille on merkittävä tiedot tilin omistajasta ja muista tilille kirjattuihin arvo-osuuksiin kohdistuvien oikeuksien haltijoista tai hallintarekisteröinnin hoitajasta, joka hallinnoi hallintarekisteröidyn tilin varoja, sekä tieto tilinhoitajayhteisöstä, jonka hoidossa tili on. Vaadittavat tiedot sisältävät tilille kirjattujen arvo-osuuksien lajin ja määrän sekä tiliin ja sille kirjattuihin arvo-osuuksiin kohdistuvat oikeudet ja rajoitukset. Mahdollisesta hallintarekisteröidystä tilistä tehdään kirjattaessa merkintä. Euroclear Finland Oy ja kaikki tilinhoitajayhteisöt ovat velvollisia pitämään saamansa tiedot luottamuksellisina. Yhtiöllä on kuitenkin velvollisuus pitää osakasluettelo jokaisen nähtävänä yhtiön pääkonttorissa tai, yhtiön osakkeiden kuuluessa arvo-osuusjärjestelmään, arvopaperikeskuksen toimipaikassa Suomessa. Finanssivalvonnalla on oikeus pyynnöstä saada määrättyjä tietoja hallintarekisteröidyistä arvopaperiomistajista.

Kukin tilinhoitajayhteisö on vastuussa hallinnoimassaan arvo-osuusrekisterissä mahdollisesti esiintyvistä virheistä ja laiminlyönneistä sekä tietosuojan rikkomisesta. Mikäli tilinomistajalle on aiheutunut vahinkoa johtuen virheellisestä kirjauksesta ja mikäli asianomainen tilinhoitajayhteisö ei pysty korvaamaan tällaista vahinkoa, on tilinomistaja oikeutettu saamaan korvauksen Euroclear Finland Oy:n lakisääteisestä kirjausrahastosta. Kirjausrahaston pääoman vähimmäismäärän on oltava 0,0048 prosenttia arvo-osuusjärjestelmässä viiden (5) viimeksi kuluneen kalenterivuoden aikana säilytettävinä olleiden arvo-osuuksien yhteenlasketun markkina-arvon keskiarvosta, kuitenkin vähintään 20 miljoonaa euroa. Samalle vahingonkärsijälle maksetaan kirjausrahaston varoista korvauksena vahingonkärsijän samalta tilinhoitajayhteisöltä olevan korvaussaamisen määrä, kuitenkin enintään 25 000 euroa. Kirjausrahasto on velvollinen korvaamaan samaan vahinkotapahtumaan liittyviä vahinkoja enintään 10 miljoonaa euroa.

Arvopapereiden säilyttäminen ja hallintarekisteröinti

Suomen lain mukaan muu kuin suomalainen osakkeenomistaja voi valtuuttaa tilinhoitajayhteisön (tai arvopaperikeskuksen hyväksymän ulkomaisen yhteisön) toimimaan osakkeenomistajan puolesta hallintarekisteröinnin hoitajana. Suomalaisten

Activities, the basic custody expenses incurred by Euroclear Finland Ltd in connection with maintaining the book-entry accounts are mainly borne by the issuers and account operators participating in the book-entry securities system. The account operators, which consist of, among others, banks, investment services companies and other institutions licensed to act as account operators by Euroclear Finland Ltd, are entitled to make entries in the book-entry register and administer the book-entry accounts.

Registration

Shareholders of all companies registered in the book-entry securities system must establish a book-entry account with an account operator or register its securities through nominee registration in order to effect share entries. A Finnish shareholder may not hold his/her shares through nominee registration in the Finnish book-entry system. For shareholders who have not transferred their shares into book-entries, a joint book-entry account shall be opened with Euroclear Finland Ltd and the issuer is entered as the account holder. All transactions in securities registered with the book-entry securities system are executed as computerized book-entry transfers. The account operator confirms book-entry transfers by sending notifications of all transactions to the holder of the respective book-entry account. The account holders also receive an annual statement of their holdings as at the end of each calendar year.

Each book-entry account must give the particulars of the account holder and other holders of rights to the book-entries in the account or of the manager of a nominee registration who manages the assets in the nominee-registered account, as well as information on the account operator for the account. The required information includes the type and number of the book-entry securities registered in the account as well as the rights and restrictions pertaining to the account and the book-entries. Any nominee-registered account must be identified when making entries in the account. Euroclear Finland Ltd and all the account operators are responsible for maintaining the confidentiality of the information they receive. The company must, however, keep the shareholder register available to anyone at the company's head office or, when the shares of the company are entered into the book-entry securities system, at the office of the Central Securities Depository

osakkeenomistajien hallintarekisteröinti ulkomailla voi olla mahdollista joissain tapauksissa EU:n arvopaperikeskusasetuksen ((EU) N:o 909/2014) tai muun EU-sääntelyn perusteella, tai jos suomalainen yhtiö laskee osakkeita liikkeeseen toisessa EU-maassa. Hallintarekisteröityjen osakkeiden omistajilla on oikeus osinkoihin sekä kaikkiin nimiinsä rekisteröityihin osakkeisiin liittyviin merkintäoikeuksiin, taloudellisiin oikeuksiin ja hallinnoimisoikeuksiin. Jos hallintarekisteröityjen osakkeiden omistaja haluaa osallistua yhtiökokoukseen ja käyttää siellä äänioikeuttaan, hänen tulee rekisteröidä osakkeet väliaikaisesti omiin nimiinsä Euroclear Finland Oy:n ylläpitämään osakasluetteloon viimeistään yhtiökokouskutsussa ilmoitettavana ajankohtana, jonka osakeyhtiölain mukaan täytyy olla yhtiökokouksen täsmäytyspäivän jälkeen. Hallintarekisteröityjen osakkeiden hoitajaksi valtuutettu omaisuudenhoitaja on pyydettäessä velvollinen ilmoittamaan Finanssivalvonnalle sekä asianomaiselle yhtiölle todellisen osakkeenomistajan henkilöllisyyden, mikäli se on tiedossa, sekä tämän omistamien arvopapereiden määrän. Mikäli todellisen osakkeenomistajan nimi ei ole tiedossa, on hallintarekisteröinnin hoitajaksi valtuutetun *omaisuudenhoitajan ilmoitettava vastaavat tiedot* todellisen osakkeenomistajan edustajana toimivasta tahosta ja toimitettava kirjallinen vakuutus siitä, ettei todellinen osakkeenomistaja ole suomalainen luonnollinen tai oikeushenkilö.

Euroclear Finland Oy:n välittäjänä toimivan Euroclear Bank, S.A./N.V.:n ja Clearstreamin lukuun toimivilla suomalaisilla omaisuudenhoitajilla on säilytystili arvo-osuusjärjestelmässä ja ulkomaalaiset osakkeenomistajat voivat siten säilyttää Nasdaq Helsingissä noteerattuja osakkeitaan Euroclear Bank, S.A./N.V.:ssä ja Clearstreamissä olevilla tileillä.

Osakkeenomistajan, joka haluaa pitää osakkeitaan arvo-osuusjärjestelmässä omissa nimissään, mutta jolla ei ole arvo-osuustiliä Suomessa, tulee avata arvo-osuustili tilinhoitajayhteisön kautta sekä euromääräinen pankkitili Suomessa.

Sijoittajien korvausrahasto

Sijoituspalvelulaissa (747/2012, muutoksineen) säädetään sijoittajien korvausrahastosta. Lain mukaan sijoittajat jaetaan ammattimaisiin ja ei-ammattimaisiin sijoittajiin. Ammattimaisia sijoittajia ovat sellaiset liikeyritykset ja julkisyhteisöt, joiden voidaan olettaa

in Finland. The FSA is entitled to receive certain information on nominee registrations upon request.

Each account operator is liable for possible errors and omissions in the book-entry registers maintained by it and for any breach of data protection. However, if an account holder has suffered loss as a result of a faulty registration and the account operator is unable to compensate such a loss, such account holder is entitled to receive compensation from the statutory registration fund of Euroclear Finland Ltd. The capital of the registration fund must be at least 0.0048 percent of the average of the total market value of the book-entries kept in the book-entry securities system during the last five (5) calendar years and it must be no less than EUR 20 million. The compensation to be paid to one injured party shall be equal to the amount of damage suffered by such (an) injured party from a single account operator, subject to a maximum amount of EUR 25,000. The liability of the registration fund to pay damages in relation to each incident is limited to EUR 10 million.

Custody of Securities and Nominee Registration

According to Finnish legislation, a non-Finnish shareholder may appoint an account operator (or

certain non-Finnish organizations approved by the Central Securities Depository) to act as a custodial nominee account holder on its behalf. In some cases, nominee-registration of Finnish shareholders abroad may be possible by virtue of the Regulation (EU) No 909/2014 of the European Parliament and of the Council or other EU regulations or if a Finnish company issues its shares in another EU country. A nominee shareholder is entitled to receive dividends and to exercise all share subscription rights and other financial and administrative rights attaching to the shares held in its name. A nominee-registered shareholder wishing to attend and vote at the General Meeting of Shareholders should temporarily register the shares in their own name in the shareholders' register kept by Euroclear Finland Ltd at the latest on the date mentioned in the notice to the General Meeting of Shareholders, which shall, according to the Companies Act, be after the record date of the General Meeting of Shareholders. A custodial nominee account holder or another nominee is required to disclose to the FSA and to the relevant issuer, upon request, the actual identity of the shareholder of any shares registered in the name of such a nominee, where the nominee-registered

tuntevan arvopaperimarkkinat ja niiden riskit. Asiakas voi lisäksi itse kirjallisesti ilmoittaa olevansa ammattitaitonsa ja sijoituskokemuksensa perusteella ammattimainen sijoittaja. Yksityishenkilöt ovat kuitenkin pääsääntöisesti ei-ammattimaisia sijoittajia.

Luottolaitosten ja asiakasvaroja hallinnoivien tai hallussaan pitävien sellaisten sijoituspalveluyritysten, jotka eivät tarjoa vain yksinomaan toimeksiantojen välittämistä tai sijoitusneuvontaa tai monenkeskisen kaupankäynnin järjestämistä, on kuuluttava sijoittajien korvausrahastoon. Korvausrahasto turvaa sijoittajien selvien, riidattomien ja erääntyneiden saamisten suorituksen silloin, kun sijoituspalveluyritys tai luottolaitos ei muuten pysty muun kuin tilapäisen maksukyvyttömyyden vuoksi maksamaan sijoittajien saamisia tietyn määräajan kuluessa. Korvausrahasto korvaa ainoastaan ei-ammattimaisten sijoittajien saamisia. Sijoittajalle maksetaan 90 prosenttia hänen saamisestaan, kuitenkin enintään 20 000 euroa. Rahasto ei korvaa osakekurssien laskusta tai vääristä sijoituspäätöksistä johtuvia tappioita, joten asiakas vastaa edelleen omien sijoituspäätöstensä seurauksista. Rahoitusvakausviranomaisesta annetun lain (1195/2014, muutoksineen) mukaan talletuspankkien on kuuluttava talletussuojajärjestelmään, jonka tarkoituksena on turvata talletuspankissa tilillä olevien tai tilille vielä kirjaamattomien maksunvälityksessä olevien saatavien maksu, jos talletuspankki on muutoin kuin tilapäisesti maksukyvytön. Talletuspankin asiakkaat voivat saada korvausta talletussuojarahastosta enintään 100 000 euroa. Sijoittajan varat voidaan turvata joko talletussuojarahastolla tai korvausrahastolla. Sijoittajan varoja ei kuitenkaan voida turvata molemmilla rahastoilla yhtä aikaa.

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shareholder is known, as well as the number of shares owned by such nominee-registered shareholder. If the name of the nominee-registered shareholder is not known, the nominee is required to disclose said information in respect of the representative acting on behalf of the nominee-registered shareholder and to submit a written declaration to the effect that the actual shareholder is not a Finnish natural person or legal entity.

Finnish depositories for both Euroclear Bank SA/NV—as operator of Euroclear Finland Ltd—and Clearstream have nominee accounts within the book-entry securities system and, accordingly, non-Finnish shareholders may hold their shares listed on Nasdaq Helsinki in their accounts in Euroclear Bank SA/NV and in Clearstream.

Shareholders wishing to hold their shares in the book-entry securities system in their own name but who do not maintain a book-entry account in Finland are required to open a book-entry account with an account operator as well as a bank account denominated in euros in Finland.

Compensation Fund for Investors

The Finnish Act on Investment Services (747/2012, as amended) sets forth a compensation fund for investors. Under the Finnish Act on Investment Services, investors are divided into professional and non-professional investors. The definition of professional investors includes business enterprises and public entities which can be deemed to know the securities markets and the risks related thereto. A customer may also declare in writing that, on the basis of his/her professional skills and experience in investment activities, he or she is a professional investor. However, private investors are generally considered to be non-professional investors.

Credit institutions and such investment services companies managing or retaining clients' assets that do not provide solely intermediation or investment advisory services or organizing of multilateral trading must belong to a compensation fund for investors. The compensation fund safeguards to investors payment of clear, indisputable claims that are due when an investment services company or a credit institution, for a reason other than temporary insolvency, is not capable of paying the claims of investors within a determined period of time. Only claims of non-professional investors are paid by the compensation

[Allekirjoitukset seuraavalla sivulla / signature page follows]

fund. An investor is paid 90 percent of the investor's receivable, subject to a maximum amount of EUR 20,000. The fund does not compensate for losses due to a fall in equity prices or incorrect investment decisions, whereby the customer is still responsible for the consequences of his/her investment decisions. Pursuant to the Act on Finnish Financial Stability Authority (1195/2014, as amended), depositary banks must belong to a deposit guarantee scheme, which is intended to safeguard payments of receivables in the depositary bank's account or receivables in the forwarding of payments that have not yet been entered into an account if the depositary bank becomes insolvent and the insolvency is not temporary. The customers of a depositary bank can be compensated by the deposit insurance fund up to a maximum of EUR 100,000. An investor's funds can be safeguarded either by the deposit insurance fund or the compensation fund; however, an investor's funds cannot be safeguarded by both funds at the same time.

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ALLEKIRJOITUKSET/SIGNATURES

Tieto Oyj:n hallitus / The Board of Directors of Tieto Oyj

Kurt Jofs

Kurt Jofs
Puheenjohtaja
Chairman

Timo Ahopelto

Timo Ahopelto

Tomas Franzén

Tomas Franzén

Liselotte Hägertz Engstam

Liselotte Hägertz Engstam

Harri-Pekka Kaukonen

Harri-Pekka Kaukonen

Esa Koskinen

Esa Koskinen